SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934


Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[x] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      FREEPORT McMoRan COPPER & GOLD INC.
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               (Name of Registrant as Specified in Its Charter)


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                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transactions applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)      Proposed maximum aggregate value of transaction:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, schedule or registration statement no.:

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(3)      Filing party:

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(4)      Date filed:

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                                                             February 7, 1995

Dear Stockholder:

     On May 3, 1994, Freeport-McMoRan Inc. ("Freeport-McMoRan") announced that it was taking steps to effect the tax-free distribution to its common stockholders, on a pro-rata basis, of all of the Class B Common Stock of Freeport-McMoRan Copper & Gold Inc. (the "Company") which it owns at the time of such distribution (the "Distribution"). In anticipation of the Distribution, the Company proposes to make certain changes to its capital structure and corporate governance to ensure that the Distribution will be tax-free for federal income tax purposes. The Company also proposes to make certain additional changes to the Company's corporate governance to foster the Company's long-term growth as an independent corporation following the Distribution. Finally, the Company proposes to establish new stock option, stock-based award and cash bonus plans for its directors, officers and employees to become effective upon the Distribution.

     As further described in the enclosed Consent Solicitation Statement, the proposed Distribution results from significant changes in the businesses of Freeport-McMoRan and the Company over the past seven years. These changes were brought about by two world-class mineral discoveries in 1988, and management's decision to concentrate on the development and growth of these properties.

     The Company's current operating plan projects large capital expenditures over the next several years. The Board of Directors of the Company believes that the proposed Distribution will enable the Company to meet its substantial capital needs at a lower cost than any possible alternative and will provide the Company with flexibility with which to meet new opportunities through the use of equity financing or by attracting a joint venture partner for one or more projects. The Distribution will permit the managements of Freeport-McMoRan and the Company to make business decisions without being influenced by the competing financial needs of the other business.

     In order to complete the Distribution, the proposed actions by the Company require the consent of the holders of Common Stock of the Company. Consent of the holders of the Company's Common Stock is being sought for the approval of (1) a proposal (the "Merger Proposal") to adopt an Agreement and Plan of Merger dated as of February 7, 1995 between the Company and FM Facilitating Company, Inc., a newly created, wholly owned Delaware subsidiary of the Company ("Facilitating"), providing for the merger of Facilitating with and into the Company (the "Merger"), which will effect changes to the Company's capital structure and the voting rights of its Common Stock and Preferred Stock in order to permit the Distribution to be tax-free for federal income tax purposes and (2) a proposal (the "Proposal to Reduce Vulnerability to Takeover") that the Company's Certificate of Incorporation be further amended to add certain provisions designed to reduce the Company's vulnerability to an unsolicited takeover not deemed by the Board of Directors of the Company to be in the best interests of the stockholders, each as further described in the enclosed Consent Solicitation Statement.

     Under Delaware law and pursuant to the Company's certificate of incorporation, the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover are subject to approval of the registered holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock of the
Company, voting as a single class.   However, even though not required by law
or the Company's certificate of incorporation, the Board of Directors of the Company has determined that the registered holders of shares of Class A Common Stock of the Company will also have a separate vote on each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover. Accordingly, each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover will not be adopted without the approval of at least a majority of the shares of Class A Common Stock voted with respect to such Proposals (not including shares of Class A Common Stock owned by Freeport-McMoRan or its affiliates).

     In addition, consents of the holders of Common Stock of the Company are being sought for approval of the following proposed Company benefit plans to become effective upon the Distribution: (1) an Adjusted Stock Award Plan, (2) a 1995 Stock Option Plan, (3) a 1995 Stock Option Plan for Non-Employee Directors, (4) an Annual Incentive Plan and (5) a 1995 Long-Term Performance Incentive Plan (collectively the "New Benefit Plan Proposals"), each as further described in the enclosed Consent Solicitation Statement. Each of the New Benefit Plan Proposals is subject to approval of the registered holders of a majority of the outstanding shares of Class A Common Stock and Class B
Common Stock of the Company, voting as a single class.   Since the Class B
Common Stock constitutes approximately 68% of the combined total of the Class A Common Stock and the Class B Common Stock and is held entirely by Freeport-McMoRan which intends to consent to the New Benefit Plan Proposals, approval of such proposals is assured without the consent of any holders of shares of Class A Common Stock.

     The period for solicitation of consents will terminate at 4:30 p.m., New York City time, on March 9, 1995 (unless extended) and all consents must be submitted by such time. All holders of record of Common Stock of the Company at the close of business on February 6, 1995 will be entitled to vote on the Proposals described in the enclosed Consent Solicitation Statement. To ensure that your consent will be taken into account, please complete, date and sign the enclosed consent form and return it promptly in the enclosed prepaid envelope.

                                        Very truly yours,

                                        JAMES R. MOFFETT
                                        Chairman of the Board
                                        FREEPORT-McMoRan COPPER & GOLD INC.


                        CONSENT SOLICITATION STATEMENT
                      FREEPORT-McMoRan COPPER & GOLD INC.
                             One East First Street
                              Reno, Nevada 89501

                                                             February 7, 1995

     This Consent Solicitation Statement and the enclosed form of consent are being furnished to the holders of Common Stock of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation ("FCX" or the "Company"), in connection with a solicitation of consents by the Board of Directors of the Company to seven proposals (each, a "Proposal", and collectively, the "Proposals"). As permitted by Delaware law the Company is using this consent procedure in lieu of soliciting votes at a stockholder meeting. All seven Proposals are related to the plan of Freeport-McMoRan Inc. ("Freeport-McMoRan"), which currently owns all of the outstanding shares of the Company's Class B Common Stock, to distribute to its stockholders, on a tax-free basis, all of the Class B Common Stock it owns at the time of the distribution (the "Distribution"). The first two Proposals are as follows:

         (1) a proposal (the "Merger Proposal") to adopt an Agreement and Plan of Merger dated as of February 7, 1995 (the "Merger Agreement") between the Company and FM Facilitating Company, Inc., a newly created wholly owned Delaware subsidiary of the Company ("Facilitating"), providing for the merger of Facilitating with and into the Company (the "Merger"), which will effect changes to the Company's capital structure and the voting rights of its Common Stock and Preferred Stock in order to permit the Distribution to be tax-free for federal income tax purposes; and

         (2) a proposal (the "Proposal to Reduce Vulnerability to Takeover") that, upon the Merger, the Company's certificate of incorporation (the "Certificate") be further amended to add certain provisions designed to reduce the Company's vulnerability to an unsolicited takeover not deemed by the Board of Directors of the Company to be in the best interests of the stockholders.

     In addition, consents of the holders of Common Stock of the Company are being sought for approval of proposals (collectively, the "New Benefit Plan Proposals") for the following Company benefit plans to become effective upon the Distribution (each, a "Plan"):

         (3)  an Adjusted Stock Award Plan;

         (4)  a 1995 Stock Option Plan;

         (5)  a 1995 Stock Option Plan for Non-Employee Directors;

         (6)  an Annual Incentive Plan; and

         (7)  a 1995 Long-Term Performance Incentive Plan.

     Each of the Proposals is further described herein. This Consent Solicitation Statement and the enclosed consent are being mailed to stockholders on or about February 7, 1995.

     Under Delaware law and pursuant to the Certificate, the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover are subject to approval of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company, voting as a single class. However, even though not required by law or the Certificate, the Board of Directors of the Company has determined that the holders of shares of the Company's Class A Common Stock will have a separate vote with respect to each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover. Accordingly, each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover will not be adopted without the approval of at least a majority of the shares of Class A Common Stock voted with respect to such Proposals (not including shares of Class A Common Stock owned by Freeport-McMoRan or its affiliates).

     Notwithstanding adoption of the Merger Proposal by the stockholders of the Company, the Merger will not be consummated unless the management of the Company believes at the time that there is no inhibition to the completion of the Distribution. If adopted, the Merger Proposal is not subject to or contingent on adoption of the Proposal to Reduce Vulnerability to Takeover. However, the Proposal to Reduce Vulnerability to Takeover is subject to and contingent on adoption of the Merger Proposal and consummation of the Merger.

     Holders of shares of the Company's Class A Common Stock will not have a separate vote with respect to the New Benefit Plan Proposals, and instead will vote with respect to each such Proposal as a single class with the holders of shares of the Company's Class B Common Stock. Since the Class B Common Stock constitutes approximately 68% of the combined total of the Class A Common Stock and the Class B Common Stock and is held entirely by Freeport-McMoRan, which intends to consent to the New Benefit Plan Proposals, approval of the New Benefit Plan Proposals is assured without the consent of any other stockholder. The New Benefit Plan Proposals will not be effective unless and until the Distribution occurs.

     The period for solicitation of consents will terminate at 4:30 p.m., New York City time, on March 9, 1995 (unless extended) and all consents must be submitted by such time in order to be taken into account. All holders of record of Common Stock of the Company at the close of business on February 6, 1995 (the "Record Date") will be entitled to vote on the Proposals described in this Consent Solicitation Statement. Stockholders are urged to review this Consent Solicitation Statement in its entirety.

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----

Available Information                                                      1
Summary                                                                    2
  Merger Proposal                                                          2
  Proposal to Reduce Vulnerability to Takeover                             7
  New Benefit Plan Proposals                                               7
  Consent Procedure                                                        8
Merger Proposal                                                           10
  General Background                                                      10
  Description of Capital Stock Prior to and Following the Merger          12
  Certain Additional Changes to the Certificate of
    Incorporation and By-Laws Resulting from the Merger                   14
  Certain Federal Income Tax Consequences of the Merger                   15
  Management After Distribution                                           15
Proposal to Reduce Vulnerability to Takeover                              22
  General Background                                                      22
  Supermajority Voting/Fair Price Requirements                            23
  Supermajority Voting/Amendments to Certificate                          23
Proposal for Company Adjusted Stock Award Plan                            23
Proposal for Company 1995 Stock Option Plan                               26
Proposal for Company 1995 Stock Option Plan for Non-Employee Directors    28
Proposal for Company Annual Incentive Plan                                30
Proposal for Company 1995 Long-Term Performance Incentive Plan            32
Security Ownership of Certain Beneficial Owners and Management            35
  Stock Ownership of Directors and Executive Officers                     35
  Stock Ownership of Certain Beneficial Owners                            38
  Compliance with the Securities Exchange Act of 1934                     39
  Freeport-McMoRan Stock Ownership of Certain of its Beneficial Owners    39
Incorporation by Reference                                                40
Stockholder Proposals                                                     41

Annex I   Merger Agreement
            Exhibit 1  Certificate of Incorporation
            Exhibit 2  By-Laws
Annex II  Company Adjusted Stock Award Plan
Annex III Company 1995 Stock Option Plan
Annex IV  Company 1995 Stock Option Plan for Non-Employee Directors
Annex V   Company Annual Incentive Plan
Annex VI  Company 1995 Long-Term Performance Incentive Plan

                             AVAILABLE INFORMATION

     Both the Company and Freeport-McMoRan are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, except that copies of the
exhibits may not be available at certain of the regional offices.   In
addition, reports and other material concerning the Company and Freeport-McMoRan can be inspected at the offices of The New York Stock
Exchange at 20 Broad Street, New York, New York 10005.   Copies of such
material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. See "Information Incorporated by Reference".


                                    SUMMARY

     The following is a brief summary of information contained elsewhere in this Consent Solicitation Statement. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information incorporated by reference or appearing elsewhere in this Consent Solicitation Statement and in the Annexes attached hereto. Stockholders are urged to read this Consent Solicitation Statement in its entirety.

Merger Proposal

     As a result of the Merger, the shares of Class A Common Stock of the Company (the "Class A Common Shares"), which at present vote as a single class with the shares of Class B Common Stock of the Company (the "Class B Common Shares", and collectively with the Class A Common Shares, the "Common Shares") for the election of all directors of the Company, will have the right to vote, together as a single class with the Preferred Stock of the Company outstanding immediately after the Merger (the "Preferred Shares"), for the election of 20% of the directors of the Company (the "20% Directors").* The Class A Common Shares will have no right to vote for any of the other directors. The Class A Common Shares will no longer be a series of Special Stock, but will be a separate class of Common Stock.

- --------------------
* The calculation of the number of directors which constitutes the "20% Directors" will be rounded downward, if necessary, to the nearest whole number. The calculation of the number of directors which constitutes the "80% Directors" will be rounded upward, if necessary, to the nearest whole number. Any such calculations also will not include any directors which holders of the Preferred Shares have the exclusive right to elect if the Company fails to pay dividends for a certain period of time.
- --------------------

     In addition, the Class B Common Shares, which at present vote as a single class with the Class A Common Shares for the election of all directors of the Company, will have the right to vote as a separate class for the election of 80% of the directors of the Company (the "80% Directors").* The Class B Common Shares will have no right to vote for any of the other directors. The Class B Common Shares will be a separate class of Common Stock.

     The Company currently has designated 88,600,000 Class A Common Shares, which are a series of Special Stock. The Company also currently has authorized 200,000,000 Class B Common Shares and 135,000,000 undesignated shares of Special Stock.

     As a result of the Merger, the Company's Certificate will be amended to authorize 211,800,000 Class A Common Shares and 211,800,000 Class B Common Shares. In the aggregate, the Certificate will authorize 423,600,000 Common Shares, which equals the current aggregate number of authorized and designated Class A Common Shares, authorized Class B Common Shares and authorized but undesignated shares of Special Stock. See "Merger Proposal -- Description of Capital Stock Prior to and Following the Merger".

     Each of the shares of the Company's 7% Convertible Exchangeable Special Preference Stock, par value $0.10 per share (the "Special Preference Shares"), which at present constitute a class of Special Stock, will be converted into shares of 7% Convertible Exchangeable Preferred Stock, par value $0.10 per share, of the Company (the "Convertible Exchangeable Preferred Shares"). Each Depositary Share which currently represents 2 16/17 Special Preference Shares will represent 0.05 of a Convertible Exchangeable Preferred Share, but the liquidation, dividend, redemption, conversion and exchange rights of each Depositary Share following the Merger will be identical to those of the existing Depositary Shares. The Convertible Exchangeable Preferred Shares will be a series of Preferred Stock and will not constitute Special Stock of the Company.

     Finally, the Convertible Exchangeable Preferred Shares to be issued upon conversion in the Merger of the Special Preference Shares, as well as the currently outstanding shares of the Company's Step-Up Convertible Preferred Stock (the "Step-Up Preferred Shares"), Gold-Denominated Preferred Stock (the "Gold-Denominated Preferred Shares"), Gold-Denominated Preferred Stock, Series II (the "Gold-Denominated Preferred Series II Shares") and Silver-Denominated Preferred Stock (the "Silver-Denominated Preferred Shares"), which at present have no right to vote for the election of directors (unless the Company fails to pay dividends for a certain period of time), will have the right to vote, together as a single class with the Class A Common Shares, for the election of the 20% Directors. The Preferred Shares will not be entitled to participate in stockholder votes other than in connection with the election of directors or the special class votes provided for with respect to the existing shares of Preferred Stock. The other rights of the outstanding shares of Preferred Stock will not be materially changed as a result of the Merger. See "Merger Proposal -- Description of Capital Stock Prior to and Following the Merger".

     The selected capitalization of the Company as of February 1, 1995 and as adjusted to give effect to the Merger is shown in the following tables:

                   FCX Capitalization as of February 1, 1995

                                                     Authorized Outstanding
                                                    ----------- -----------
Class B Common Stock                                200,000,000 139,980,763
Special Stock (1)
  Class A Common (2)                                 88,600,000  65,972,568
  Special Preference (3)                             26,400,000  26,341,176
  Undesignated Special Stock                        135,000,000           0
                                                    ----------- -----------
     Total Special Stock                            250,000,000  92,313,744
                                                    =========== ===========
Preferred Stock
  Step-Up Convertible Preferred (4)                     700,000     700,000
  Gold-Denominated Preferred (5)                        300,000     300,000
  Gold-Denominated Preferred, Series II (6)             215,279     215,279
  Silver-Denominated Preferred (7)                      119,000     119,000
  Undesignated Preferred Stock                       48,665,721           0
                                                    ----------- -----------
     Total Preferred Stock                           50,000,000   1,334,279
                                                    =========== ===========

         FCX Capitalization After Giving Effect to the Merger Proposal

                                                    Authorized  Outstanding
                                                    ----------- -----------
Common Stock
  Class A Common                                    211,800,000  65,972,568(8)
  Class B Common                                    211,800,000 139,980,763(8)
                                                    ----------- -----------
     Total Common Stock                             423,600,000 205,953,331
                                                    =========== ===========
Preferred Stock
  Convertible Exchangeable Preferred (9)                447,800   447,800
  Step-Up Convertible Preferred (4)                     700,000   700,000
  Gold-Denominated Preferred (5)                        300,000   300,000
  Gold-Denominated Preferred, Series II (6)             215,279   215,279
  Silver-Denominated Preferred (7)                      119,000   119,000
  Undesignated Preferred Stock                       48,217,921        0
                                                     ---------- ---------
     Total Preferred Stock                           50,000,000 1,782,079
                                                     ========== =========

(1) The Board of Directors of the Company has the right to designate authorized and unissued shares of Special Stock as additional Class A Common Shares or as one or more additional series of capital stock. The currently designated shares of Special Stock are 88,600,000 Class A Common Shares and 26,400,000 Special Preference Shares. See also notes
      (2) and (9) below.

(2) In addition to the currently outstanding Class A Common Shares, additional Class A Common Shares have been authorized for issuance upon conversion of the Special Preference Shares (or if the Merger Proposal is adopted, the Convertible Exchangeable Preferred Shares) and upon conversion of the Step-Up Convertible Preferred Shares. See also note
      (9) below.

(3) The Special Preference Shares currently are represented by an aggregate of 8,956,000 Depositary Shares, each representing 2 16/17 Special Preference Shares. See also note (9) below.

(4) The Step-Up Convertible Preferred Shares are represented by an aggregate of 14,000,000 Depositary Shares, each representing 0.05 Step-Up Convertible Preferred Shares.

(5) The Gold-Denominated Preferred Shares are represented by an aggregate of 6,000,000 Depositary Shares, each representing 0.05 Gold-Denominated Preferred Shares.

(6) The Gold-Denominated Preferred Series II Shares are represented by an aggregate of 4,305,580 Depositary Shares, each representing 0.05 Gold-Denominated Preferred Series II Shares.

(7) The Silver-Denominated Preferred Shares are represented by an aggregate of 4,760,000 Depositary Shares, each initially representing 0.025 Silver-Denominated Preferred Shares.

(8) Prior to the Merger, Freeport-McMoRan will exchange some Class B Common Shares that it owns into Class A Common Shares in connection with its recapitalization. In addition, Freeport-McMoRan has in the past exchanged, and may prior to the Merger exchange, Class B Common Shares that it owns into Class A Common Shares for the purpose of making property dividends of Class A Common Shares to Freeport-McMoRan common stockholders. To the extent such exchanges are made, the number of outstanding Class B Common Shares will be decreased and the number of outstanding Class A Common Shares will be increased. Freeport-McMoRan will own all of the Class B Common Shares outstanding, constituting at least a majority of the Common Shares outstanding at the time of the Distribution.

(9) If the Merger Proposal is adopted, the Convertible Exchangeable Preferred Shares will be represented by an aggregate of 8,956,000 Depositary Shares, each representing 0.05 Convertible Exchangeable Preferred
      Shares.

     As indicated above, the changes effected by the Merger to the Company's capital structure and the voting rights of its Common Shares and Preferred Shares are designed to permit Freeport-McMoRan, which currently owns all of the outstanding Class B Common Shares, to distribute to its stockholders, on a tax-free basis for federal income tax purposes, all of the Class B Common Shares it owns at the time of Distribution. The Boards of Directors of the Company and of Freeport-McMoRan have determined that the Distribution would be in the best interests of the stockholders of both companies for a number of reasons. In the opinion of the Boards, the Distribution should improve the credit capacity and access of the Company to the public credit markets, reduce the costs of debt and equity financing for the companies, eliminate certain restrictive covenants in the companies' borrowing arrangements, better position the Company to enter into strategic joint ventures and allow the companies' management to make business decisions without being influenced by the competing financial needs of the other business. See "Merger Proposal -- General Background".

     The changes in voting power resulting from the Merger are designed to enable Freeport-McMoRan to have sufficient voting rights with respect to the Company in order to satisfy one of the prerequisites under the Internal Revenue Code of 1986, as amended (the "Code") for the Distribution to be tax-free for federal income tax purposes. Freeport-McMoRan has received a ruling from the Internal Revenue Service confirming this tax result (the "Private Letter Ruling"). The terms of the Proposals and the Distribution described herein are consistent with the terms of the Private Letter Ruling.

     In order to satisfy the requirements of the Internal Revenue Service for the granting of the Private Letter Ruling, the Company represented that there is no plan, intention or formal or informal understanding to change its capital structure to eliminate the two-tiered voting structure after the Distribution, and that there will be no change in the voting rights of its stock for five years, or a vote within five years to change such voting rights after five years. Accordingly, the separate classes will remain separate for at least five years after the Distribution and will be combined only upon the favorable vote thereafter of the holders of the Class A Common Shares and the Class B Common Shares, voting together as a single class.

     The Merger will not be consummated and the Distribution will not be made until Freeport-McMoRan recapitalizes or refinances certain of its existing indebtedness, including certain guarantees. Freeport-McMoRan has discussed with several potential investors, including institutional investors, possible transactions which would provide for the recapitalization or refinancing of its debt and guarantees. However, no agreements have been reached with respect to any such transaction.

     Among the possible forms such a recapitalization of Freeport-McMoRan might take would be one in which one or more third party investors would participate in a plan whereby a portion of the Common Shares presently held by Freeport-McMoRan would be purchased by some investors and the same or other investors would seek to purchase all or a significant portion of the outstanding convertible debt of Freeport-McMoRan, all of which is currently subject to potential redemption by Freeport-McMoRan. In the event of such a purchase, it is anticipated that the debt so purchased would be converted into shares of Freeport-McMoRan common stock ("Freeport-McMoRan Shares") and that the Freeport-McMoRan Shares received on such conversion would receive a pro-rata portion of the FCX Class B Common Shares to be distributed in the Distribution. In this case, it is likely that Freeport-McMoRan debt not
purchased would be simultaneously called for redemption.   As a result of such
actions, and other acquisitions of FCX securities, an investor might become the largest stockholder of FCX, with a substantial shareholding.

     Other possible transactions designed to reduce Freeport-McMoRan's convertible debt include an offer by Freeport-McMoRan of FCX Class A Common Shares held by it in exchange for such convertible debt, or a direct inducement by Freeport-McMoRan of the conversion of such debt.

     The principal outstanding guarantees of Freeport-McMoRan relate to the debt of FM Properties Operating Co. ("FMPOC"), a Delaware partnership principally owned by FM Properties Inc. ("FMPI"), a Delaware corporation formerly owned by Freeport-McMoRan. In May 1992, Freeport-McMoRan transferred to FMPOC substantially all of the domestic oil and gas properties of, and substantially all of the domestic real estate then held for development by, Freeport-McMoRan and certain of its subsidiaries, and then distributed all shares of FMPI to the holders of Freeport-McMoRan Shares. At the time of the distribution, the outstanding indebtedness of FMPOC was approximately $500 million, and the primary objective of FMPOC was stated to be the retirement of such indebtedness, all of which was guaranteed by Freeport-McMoRan. In accordance with this purpose, FMPOC has sold substantially all of its oil and gas properties and used the proceeds to reduce the indebtedness to approximately $135 million. Under the FMPOC partnership agreement, FTX has the authority to make further sales for the purpose of debt retirement. FMPI has been endeavoring to refinance the remaining indebtedness in order to avoid premature sale of the remaining real estate assets. Although FMPI and Freeport-McMoRan believe that such refinancing should occur within the next 12 months, no assurance can be given that this will in fact take place. An alternative arrangement which has been considered, in the event that the refinancing will not have occurred at the time of the Distribution, is one in which Freeport-McMoRan would make a direct investment of $45 million in FMPOC or FMPI or retain primary responsibility with respect to $45 million of the indebtedness and FCX would guarantee the remaining $90 million on a bridge basis, pending a refinancing or subsequent sale of properties. The consideration for such an FCX guarantee would include the enabling of the Distribution and the consequent freedom of operations of FCX, and could possibly include other consideration from Freeport-McMoRan to the extent that it were deemed necessary by a committee of independent directors of FCX which would be formed to approve any such transaction.

     Among the avenues which have been explored by FCX as a means of supporting the capital requirements of its expanding and very extensive exploration programs has been the participation by third party investors, probably other companies in the mining or minerals extraction industry, in the exploration activities controlled by FCX. Such investment might take the form of joint ventures and might be with FCX itself or with its subsidiaries. It is possible that such investors would include one or more investors who were also engaged in the purchase for conversion of Freeport-McMoRan debt as described above, in which event any such transaction with third party investors involving FCX or any of its subsidiaries would be accomplished only on an arms-length basis and only if it had been approved by a committee composed exclusively of independent FCX directors.

     It is also anticipated that, in connection with the Distribution, the Company and P.T. Freeport Indonesia Company ("PT-FI"), a subsidiary of the Company, will enter into two senior secured revolving credit facilities, a $550 million facility under which PT-FI will be the borrower and a $200 million facility under which either the Company or PT-FI may borrow. Each of these facilities will be with a syndicate of bank lenders. These facilities, together with a separate facility for Freeport-McMoRan, will replace or constitute a modification of the existing Freeport-McMoRan credit facility under which PT-FI has a borrowing capacity of $550,000,000.

     The Merger will be effected pursuant to the Merger Agreement between the Company and Facilitating, which, in addition to providing for changes to the capital stock of the Company as described above, provides for the designation of the Board of Directors and officers of the Company upon the Merger. Following the Merger, the Company's Board of Directors will be expanded from eight members to twenty members, and will include all of its current directors (except one) and all of the current directors of Freeport-McMoRan. However, shortly following the Distribution, the Company expects that another of its current directors will retire, and thereafter the Board of Directors will be reduced to nineteen members. The Board will also be classified with three-year staggered terms. See "Merger Proposal -- Management After Distribution". Reference is made to the full text of the Merger Agreement, which is attached hereto as Annex I. The summary of the terms of the Merger set forth herein is qualified in its entirety by such reference.

     The present executive officers of the Company are either employed or retained by Freeport-McMoRan or PT-FI. The services of those executive officers who are employed or retained by Freeport-McMoRan are provided to the Company pursuant to a Management Services Agreement among Freeport-McMoRan, the Company and PT-FI (the "Management Services Agreement"). Certain of such executive officers and senior management provide services to McMoRan Oil & Gas Co. ("MOXY") and FMPI, each of which is a former subsidiary of Freeport-McMoRan, and Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), an affiliate of Freeport-McMoRan, pursuant to a management services agreement between Freeport-McMoRan and MOXY, an administrative services agreement between Freeport-McMoRan and FMPI and the Amended and Restated Agreement of Limited Partnership of FRP, as amended.

     Pursuant to the Management Services Agreement a substantial number of employees of Freeport-McMoRan also provide general executive, administrative, financial, accounting, legal, insurance, sales and certain other services to the Company and PT-FI. The Company currently does not directly employ any individuals. However, PT-FI currently has approximately 5,800 employees and has retained the services of approximately 9,000 contract workers for mining and exploration operations and other activities in Indonesia. In addition, Rio Tinto Minera, S.A. ("RTM"), a subsidiary of the Company, currently has approximately 1,300 employees engaged in smelting and other activities in Spain.

     The Company currently expects that the Management Services Agreement will remain in effect following the Distribution for a period not longer than one year. Prior to the termination of the Management Services Agreement, it is anticipated that a substantial number of persons, including certain existing officers and employees of Freeport-McMoRan, will become officers and/or employees of the Company or a wholly-owned subsidiary of the Company that may be established to provide services to the Company. Certain of such officers and employees may remain employed by, and/or officers of, Freeport-McMoRan.

     In connection with the Distribution, certain of the obligations previously incurred by Freeport-McMoRan will be transferred to the Company including, without limitation, liabilities with respect to space and equipment leases and employee benefits relating to transferred employees.

     Following the Distribution, Freeport-McMoRan will retain its interests in the sulphur and agricultural minerals businesses. It will remain engaged in the business of mining and selling sulphur through its interest in FRP, a Delaware limited partnership, and in the business of mining, developing, producing and marketing phosphate fertilizers through its interest in and through FRP's interest in a joint venture partnership, IMC-Agrico Company ("IMC-Agrico").

     Although the Merger and the change in voting power effected thereby must be completed prior to the Distribution, the Merger will not be consummated unless the management of the Company believes at the time that there is no inhibition to the completion of the Distribution. It is anticipated that, in connection with the Distribution, Freeport-McMoRan and the Company will enter into an agreement defining their rights and obligations with respect thereto, including a covenant not to take any action which would or might reasonably be expected to adversely affect the tax-free nature of the Distribution.

Proposal to Reduce Vulnerability to Takeover

     In addition to the Merger, the Board of Directors of the Company is also seeking the consent of the holders of the Class A Common Shares to several additional proposed amendments to the Company's Certificate related to corporate governance. These include a "fair price" provision requiring a higher percentage of stockholders than would otherwise be required to approve certain business combinations unless certain procedural and fair price requirements are satisfied and a provision requiring a higher percentage of stockholders than would otherwise be required to amend, alter, change or repeal certain of the provisions of the Certificate.

     The purpose of the Proposal to Reduce Vulnerability to Takeover is to make changes to the Company's Certificate to reduce the vulnerability of the Company to an unsolicited takeover proposal not deemed by the Board to be in the best interests of the stockholders. See "Proposal to Reduce Vulnerability to Takeover".

     If adopted, the Proposal to Reduce Vulnerability to Takeover is subject to and contingent on adoption of the Merger Proposal and consummation of the Merger.

New Benefit Plan Proposals

     The Board of Directors of the Company is also seeking stockholder approval of (i) three stock option and stock-based award plans which are described in more detail under "Proposal for Company Adjusted Stock Award Plan", "Proposal for Company 1995 Stock Option Plan" and "Proposal for Company 1995 Stock Option Plan for Non-Employee Directors", and (ii) two cash bonus plans which are described in more detail under "Proposal for Company Annual Incentive Plan" and "Proposal for Company 1995 Long-Term Performance Incentive Plan".

     As indicated above, a substantial number of employees at Freeport-McMoRan currently provide management and other services to the Company pursuant to the
Management Services Agreement.   Also, most of the executive officers of the
Company are currently employees of Freeport-McMoRan. Freeport-McMoRan compensates these individuals and allocates appropriate portions of their compensation costs to the Company. Freeport-McMoRan also maintains option and incentive award plans to attract, retain and reward directors, officers and employees by allowing them to participate in the future success of Freeport-McMoRan, the Company and their subsidiary businesses, as a collective enterprise. Directors of the Company, and its executive officers and key management, currently participate in Freeport-McMoRan's option and incentive award plans. As a result, the Company has not had its own compensation policies or plans.

     Following the Distribution, the Company and Freeport-McMoRan will continue to share many directors and engage many of the same individuals as executive officers and in key management positions. However, because the Company anticipates that it will eventually employ its executive officers, key management and other personnel separately from Freeport-McMoRan, it intends to establish its own compensation policies. In order to attract, retain and reward its own directors, officers and employees, the Company believes that it is also appropriate to establish option and incentive award plans tied to the value of the Common Shares and to the future success of the Company's own separate businesses.

Consent Procedure

     If consents in the enclosed form are properly executed and returned, they will be given effect in accordance with the stockholders' directions. This Consent Solicitation Statement and the enclosed consent are being mailed to stockholders on or about February 7, 1995. For the consent solicited hereby to be counted, the enclosed consent must be signed, dated and received by the Company prior to the termination of the period for the solicitation of consents, which will be 4:30 p.m., New York City time, on March 9, 1995 (the "Solicitation Termination Time"), unless extended by the Company by public announcement to no later than 4:30 p.m., New York City time, on April 7, 1995. Shares represented by duly executed consents will, in the absence of contrary directions, be deemed to consent to each of the Proposals.

     Stockholders of record at the close of business on the Record Date will be entitled to vote on the Proposals. As of February 1, 1995 there were outstanding 65,972,568 Class A Common Shares and 139,980,763 Class B Common Shares. Each of the Class A Common Shares and the Class B Common Shares entitles the holder thereof to one vote on each of the Proposals.

     As of February 1, 1995 there were also outstanding 26,341,176 Special Preference Shares, 700,000 Step-Up Preferred Shares, 300,000 Gold-Denominated Preferred Shares, 215,279 Gold-Denominated Preferred Series II Shares and 119,000 Silver-Denominated Preferred Shares. None of these shares have voting rights with respect to the Proposals, and consents are not being solicited from their holders.

     Under Delaware law and pursuant to the Certificate, adoption of each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover requires the approval of a majority of the outstanding Class A Common Shares and the outstanding Class B Common Shares, voting as a single class. Freeport-McMoRan, which owns a majority of the combined total of Class A Common Shares and Class B Common Shares, intends to consent to such Proposals.

     However, although not required by law or the Certificate, the Board of Directors of the Company has determined that the Class A Common Shares will also have a separate vote on each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover. Accordingly, each of the Merger Proposal and the Proposal to Reduce Vulnerability to Takeover will not be adopted without the approval of at least a majority of the Class A Common Shares voted with respect to such Proposals (not including Class A Common Shares owned by Freeport-McMoRan or its affiliates).

     Notwithstanding adoption of the Merger Proposal by the stockholders of the Company, the Merger will not be consummated unless the management of the Company believes at the time that there is no inhibition to the completion of the Distribution. If adopted, the Merger Proposal is not subject to or contingent on adoption of the Proposal to Reduce Vulnerability to Takeover. However, the Proposal to Reduce Vulnerability to Takeover is subject to and contingent on adoption of the Merger Proposal and consummation of the Merger.

     Each of the New Benefit Plan Proposals requires the approval of a majority of the Class A Common Shares and the Class B Common Shares, voting as a single class. The Class A Common Shares will not have a separate vote with respect to any of the New Benefit Plan Proposals. In addition, the New Benefit Plan Proposals will not be effective unless and until the Distribution occurs.

     Consents which are submitted may be revoked at any time before the Solicitation Termination Time by submission of a written revocation to the Secretary of the Company or by the due execution of a consent bearing a later date and the delivery of such later consent to the Secretary of the Company prior to the Solicitation Termination Time.

     The cost of the solicitation of consents is being borne by the Company. Copies of soliciting material will be furnished to brokerage houses, fiduciaries and other nominees as required for forwarding to the beneficial owners. The Company will reimburse such persons for their expenses in so doing. The Company has retained Georgeson & Co., Inc., Wall Street Plaza, New
York, New York, to assist it in the solicitation of consents.   It is
estimated that the fees for the services of that firm will be $10,000; the Company will also reimburse the firm for its reasonable out-of-pocket expenses incurred in connection with providing the services. Further solicitation may be undertaken by mail, telegram, telephone and personal contact by directors, officers and other employees of the Company, without extra remuneration.

     Brokers who hold shares for the accounts of their clients may execute consents either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain proposals are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to execute consents on those items.

     Although the Merger will effect changes in the voting rights of its stockholders, no physical substitution of stock certificates will be required, but the existing certificates will thereafter represent the securities resulting from the Merger.

     However, upon consummation of the Merger, the Company will arrange with the depositary for the Special Preference Shares for replacement of stock certificates representing such shares with stock certificates representing the Convertible Exchangeable Preferred Shares. In addition, holders of Depositary Receipts formerly representing the Special Preference Shares (the "outstanding Depositary Receipts") will be permitted, at their option, to exchange such outstanding Depositary Receipts for new Depositary Receipts specifically describing the Convertible Exchangeable Preferred Shares, although no such exchange will be required in order for the outstanding Depositary Receipts to represent the Convertible Exchangeable Preferred Shares.

                                MERGER PROPOSAL
General Background

     On May 3, 1994, Freeport-McMoRan announced that it was taking steps to effect the tax-free distribution to its common stockholders, on a pro-rata basis, of all of the Class B Common Shares of the Company which it owns at the time of such Distribution.

     The purpose of the Merger Proposal is to permit the Distribution to be made. Because of the prohibitive tax cost that would result if the Distribution were undertaken on a taxable basis, the Distribution is only practicable if it can be accomplished on a tax-free basis for federal income
tax purposes.   The proposed changes in the voting rights of the Class A
Common Shares, the Class B Common Shares and the Preferred Stock of the Company are essential to satisfy the requirements for a tax-free distribution and, in the view of the Company and its advisors, represent the minimum changes in the voting power of the Common Shares and Preferred Stock that are necessary to achieve this result. The Distribution cannot occur unless the Merger Proposal is approved.

     The Board of Directors of the Company believes that the Distribution is in the best interests of the Company and its stockholders, and unanimously recommends that the holders of the Class A Common Shares give their consent to the Merger Proposal.

     The proposed Distribution results from significant changes in the businesses of Freeport-McMoRan and the Company over the past seven years. These changes were brought about by two world-class mineral discoveries in 1988 and management's decision to concentrate on the development and growth of these properties. Freeport-McMoRan has been active through subsidiaries in exploring for copper, gold and other minerals in Indonesia since 1967. The Company was organized in 1987 to hold Freeport-McMoRan's Indonesian property interests and first sold a minority stock interest to the public in May 1988. At the time of the offering, the common equity market value of the Company was less than one-quarter that of Freeport-McMoRan. Just seven years later, the common equity market value of the Company has grown over eleven-fold so that its common equity market value is now almost double that of Freeport-McMoRan. The Company believes that it is one of only a few publicly-traded subsidiaries whose common equity market value exceeds that of its publicly-traded parent corporation. Because of the Company's ongoing capital needs and the potential for future conflicts between the capital needs and priorities of Freeport-McMoRan and the Company, the companies believe that Freeport-McMoRan's continued majority control of the Company would increase the Company's cost of capital and could impede the Company's ability to raise capital, to continue growth and to develop its business opportunities.

     The significant growth in the common equity market value of the Company is due in large part to the discovery in 1988 by the Company's principal subsidiary, PT-FI, of the Grasberg mineral deposit in Irian Jaya, Indonesia. This deposit contains the world's largest proved gold reserve and the world's third largest copper reserve. Since the discovery, the Company has undertaken a substantial capital expenditure program to develop the Grasberg property.
To date, it has invested over two billion dollars in its Indonesian operations.

     Over the same period, Freeport-McMoRan has evolved primarily into a holding company with two principal interests -- the stock in the Company and a 51.4% partnership interest in FRP. FRP made a major sulphur discovery in the Gulf of Mexico in 1988 and invested nearly $600 million in developing the Main Pass sulphur and related oil and gas facilities, which were completed in 1992. In 1993, FRP transferred its other principal business -- the phosphate fertilizer business -- to IMC-Agrico, a newly formed partnership with a subsidiary of IMC Global Inc., in order to achieve substantial operating and administrative savings. Freeport-McMoRan has sold or otherwise disposed of substantially all its other business assets to concentrate on the development of these two properties.

     The Company's development and growth are continuing at a rapid pace. PT-FI is currently expanding its production capacity from 66,000 metric tons of ore per day ("MTPD") to 115,000 MTPD. This expansion project should be completed by the second half of 1995 and production is expected to be approximately 1.1 billion pounds of copper and 1.5 million ounces of gold compared to 1994 levels of 710 million pounds of copper and 784 thousand ounces of gold, respectively.

     The Company's copper, gold and silver reserves have grown substantially both through continued delineation of the Grasberg deposit and other existing mineral deposits and as a result of the Company's active exploration program. The Company's exploration activities are being pursued both within the area in which its current mines are located and within a 6.5 million acre exploration area, subsequently reduced to 4.8 million acres, covered by PT-FI's contract of work with the Government of the Republic of Indonesia and the adjacent 2.5 million acre exploration area covered by a contract of work entered into by the Company's subsidiary, P.T. IRJA Eastern Minerals Corporation ("P.T. IRJA"). Preliminary exploration within the exploration areas has indicated a number of promising targets, although no assurance can be given that any of these targets contains commercially exploitable mineral deposits. The contracts of work for PT-FI and P.T. IRJA contain provisions under which PT-FI and P.T. IRJA must progressively relinquish a portion of their rights to their respective contract of work area. PT-FI has relinquished its rights to approximately 1.7 million acres and is required to relinquish an additional
approximately 3.2 million acres over the next four years.   Similarly, 75% of
the P.T. IRJA exploration area must be relinquished over the next two to seven years. In light of the relinquishment provisions, each company has expanded its exploration program with a focus on what it believes to be the most promising exploration opportunities in its contract of work area.

     The Company anticipates that the ongoing capital expenditures required to develop its existing reserves, expand its milling and production capacity in line with its reserve base, continue its exploration activities and expand and develop its existing smelting capacity will require substantial and ongoing access to financing sources, including but not limited to bank credit facilities and the public and private securities markets. Estimated capital expenditures will be determined by the results of the Company's exploration activities and ongoing expansion programs. Estimated aggregate capital expenditures for 1995 are expected to approximate $650 million for the expansion to 115,000 MTPD of PT-FI's production capacity, ongoing capital maintenance expenditures and the expansion to 270,000 tons of metal per year of a smelter in Spain owned by RTM. In addition, the Company recently announced proposed agreements with Mitsubishi Materials Corporation and Fluor Daniels Inc. to form an Indonesian foreign investment company to jointly build, own and operate a smelter/refinery in Gresik, Indonesia to process approximately 200,000 metric tons of copper per year. Pursuant to the proposed agreements, which remain subject to execution and certain other conditions, the Company will own 20% of the newly formed Indonesian company, and PT-FI will provide all of the smelter's copper concentrate feed stock requirement, estimated to be approximately 600,000 metric tons annually.

     The Distribution is designed to enable the Company to meet its substantial capital needs at a lower cost than any other possible alternative. The transaction also will provide the Company with the flexibility to meet future growth and new opportunities through the use of equity financing or by attracting a joint venture partner or partners for one or more projects.

     The Distribution will permit the managements of Freeport-McMoRan and the Company to make business decisions without being influenced by the competing financial needs of the other business. In addition, the separation of Freeport-McMoRan and the Company will allow the Company to avoid the cost and administrative expense of complying with burdensome unitary state tax laws. The Company has a limited presence in the United States and following the Distribution should be subject to tax only in one or two states based on its current business operations.

     The Merger Proposal is, therefore, being unanimously recommended by the Board of Directors of the Company because it will make possible the Distribution which is believed to be very advantageous to the Company.

     The Board of Directors also believes that, if the Merger Proposal is approved and the Merger is consummated, the resulting change in the voting rights of the holders of the Class A Common Shares may be advantageous to such holders.

     Holders of Class A Common Shares currently have limited effective voting rights. Because Freeport-McMoRan owns Common Shares having a majority of the aggregate votes entitled to be cast by all outstanding Class A Common Shares and Class B Common Shares, it has (and has exercised), for all practical purposes, the power to elect all of the directors of the Company.

     However, following the Distribution, the Class B Common Shares will be widely dispersed among the thousands of current Freeport-McMoRan common stockholders, rather than owned and voted by a single controlling stockholder. Afterwards, Freeport-McMoRan will have no vote, and the holders of the Class A Common Shares will be free from the effect of an overriding controlling vote. The holders of the Class A Common Shares, in conjunction with the holders of the Preferred Shares, will be assured of the right to elect the 20% Directors.

     The changes resulting from the Merger, therefore, represent a necessary step toward effecting a transaction that may enhance the effective voting rights of the holders of the Class A Common Shares by freeing such holders from the controlling influence of Freeport-McMoRan.

Description of Capital Stock Prior to and Following the Merger

     As a result of the Merger, the Certificate of the Company will be amended. The following is a general description of the relative rights of holders of the Company's Common Stock and Preferred Stock prior to and following the Merger.

  Common Stock

     General. As of February 1, 1995, the Company had outstanding 65,972,568 shares of Class A Common Shares and 139,980,763 shares of Class B Common Shares. As of February 1, 1995, all authorized shares of Class B Common Shares were held by Freeport-McMoRan and all outstanding shares of Class A Common Shares were publicly held (except for 836,700 shares of Class A Common Shares which were held by Freeport-McMoRan). Prior to the Merger, Freeport-McMoRan will exchange some Class B Common Shares that it owns into Class A Common Shares in connection with its recapitalization. In addition, Freeport-McMoRan has in the past exchanged, and may prior to the Merger exchange, Class B Common Shares that it owns into Class A Common Shares for the purpose of making property dividends of Class A Common Shares to Freeport-McMoRan common stockholders. To the extent such exchanges are made, the number of outstanding Class B Common Shares will be decreased and the number of outstanding Class A Common Shares will be increased. Freeport-McMoRan will own all of the Class B Common Shares, constituting at least a majority of the Common Shares outstanding at the time of the Distribution.

     The Class A Common Shares are listed on the NYSE and the Australian Stock Exchange; the Class B Common Shares are not currently listed on any securities exchange. In connection with the Distribution, the Company intends to list the Class B Common Shares on the NYSE and the Australian Stock Exchange.

     At present, the Company is authorized to issue an aggregate of 423,600,000 Class A Common Shares (a designated series of Special Stock), Class B Common Shares and shares of undesignated Special Stock. As a result of the Merger, the Company's Certificate will be amended to authorize 423,600,000 Common Shares and to eliminate the separate class of Special Stock. The Certificate will authorize 211,800,000 Class A Common Shares and 211,800,000 Class B Common Shares.

     At present, Class A Common Shares, together with Special Preference Shares, are classified as Special Stock of the Company. The Board of Directors currently has the power to fix various terms with respect to each series of Special Stock, including voting powers, designations, preferences and other rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Following the Merger, the Board of Directors will have the power to fix such terms only with respect to future issuances of Preferred Shares.

     On May 1, 1993, all provisions of Class A Common Shares that varied from those of Class B Common Shares ceased to have effect. After consummation of the Merger, the Class A Common Shares and the Class B Common Shares will continue to be identical in all respects, except as otherwise described below.

     Holders of Class A Common Shares and holders of Class B Common Shares will share ratably in any cash dividend declared by the Board of Directors with respect to Common Shares. Dividends consisting of shares of Class A Common Shares or Class B Common Shares may be paid only as follows:

         (i) shares of the Class A Common Shares may be paid only to holders of the Class A Common Shares, and shares of the Class B Common Shares may be paid only to holders of the Class B Common Shares; and

         (ii) shares will be paid proportionally with respect to each outstanding Class A Common Share or Class B Common Share.

     The declaration and amount of future dividends, if any, will depend upon appropriate action of the Board of Directors and economic and market factors which cannot be predicted.

     In the case of any reorganization or any consolidation of the Company with one or more other corporations or a merger of the Company with another corporation, each holder of a Class A Common Share will be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a Class B Common Share, and each holder of a Class B Common Share will be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a Class A Common Share, provided that, in any such transaction, holders of Class A Common Shares and holders of Class B Common Shares may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the special voting rights with respect to the election of directors as described below.

     In the event the Company is liquidated, holders of the Class A Common Shares and the Class B Common Shares will be entitled to receive on an equal per share basis the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and payment of dividends and liquidation preferences in respect of any other stock of the Company ranking senior to the Class A Common Shares and the Class B Common Shares as to such payments.

     Voting Rights. The Class A Common Shares and the Class B Common Shares currently vote as a single class.

     After consummation of the Merger, the holders of the Class A Common Shares and the Preferred Shares, voting together as a single class, will have the ability to elect the 20% Directors. Holders of the Class B Common Shares will have the ability to elect the 80% Directors. Holders of the Preferred Shares will not be entitled to participate in any stockholder votes other than in connection with the election of directors or the special class votes provided for with respect to the existing shares of Preferred Stock. For a description of the Company's Board of Directors upon consummation of the Merger, see "Merger Proposal -- Management After Distribution", below.

     Directors may be removed, with cause, by the holders of all classes of stock entitled to vote at an election of directors, voting together as a single class. Directors may not be removed without cause by stockholders. Vacancies in a directorship may be filled by the vote of the class or classes of shares that had previously elected the director creating that vacancy, or by the remaining directors or director elected by such class or classes.

     On all other matters subject to the vote of holders of Common Shares, after the consummation of the Merger, each Class A Common Share and each Class
B Common Share will have one vote.   Except for class votes as required by law
and as described above, the Class A Common Shares and the Class B Common Shares will vote as a single class. There will be no cumulative voting.

     Upon consummation of the Merger, the Certificate will provide that the special voting rights of the Class A Common Shares and the Preferred Shares, on the one hand, and the Class B Common Shares, on the other hand, with respect to the election of directors may be eliminated by the favorable vote of a majority of the Class A Common Shares and Class B Common Shares present and voting at any annual or special meeting of stockholders of the Company, voting together. However, the Company has represented, in connection with the Private Letter Ruling, that there will be no change in the special voting rights of the Company's stock for five years after the Distribution, or a vote within the five years to change such special voting rights after five years. In addition, these representations provide that the Company has no plan, intention, or formal or informal understanding to change the Company's capital structure to eliminate the special voting rights.

  Preferred Stock

     General. As of February 1, 1995, there were 27,675,455 shares of Preferred Stock and Special Preference Shares issued and outstanding, as described below. Following the Merger, the Company will be authorized to issue 50,000,000 Preferred Shares. Based upon the number of authorized but unissued shares of Preferred Stock and Special Preference Shares as of February 1, 1995, the number of authorized but unissued Preferred Shares immediately following the Merger is expected to be 48,217,921.

     Convertible Exchangeable Preferred Shares. As of February 1, 1995, the Company had outstanding 26,341,176 Special Preference Shares, a series of Special Stock. Upon consummation of the Merger, each Special Preference Share will be converted into approximately 0.017 of a Convertible Exchangeable Preferred Share. The Special Preference Shares at present do not vote for the election of directors or the special class votes provided for with respect to the existing Special Preference Shares. The Convertible Exchangeable Preferred Shares will be entitled to vote with the Class A Common Shares and other Preferred Shares, all as a single class, as described under "-- Common Stock", above, for the election of the 20% Directors. Holders of Convertible Exchangeable Preferred Shares will not be entitled to participate in any stockholder votes other than in connection with the election of directors or the special class votes provided for with respect to the existing Special Preference Shares. The Convertible Exchangeable Preferred Shares otherwise will have the same rights as the Special Preference Shares. However, because the Special Preference Shares will be converted into a smaller number of Convertible Exchangeable Preferred Shares, the Convertible Exchangeable Preferred Shares will have proportionately greater per share liquidation, dividend, redemption, conversion, exchange and other rights. Each Depositary Share which currently represents 2 16/17 Special Preference Shares will represent 0.05 of a Convertible Exchangeable Preferred Share, but the liquidation, dividend, redemption, conversion, exchange and other rights of each Depositary Share following the Merger will be identical to those of an existing Depositary Share. The Convertible Exchangeable Preferred Shares will be a series of Preferred Stock and will not constitute Special Stock of the Company.

     Other Preferred Shares. As of February 1, 1995, there were outstanding 1,334,279 shares of Preferred Stock, consisting of 700,000 Step-Up Preferred Shares, 300,000 Gold-Denominated Preferred Shares, 215,279 Gold-Denominated Preferred Series II Shares and 119,000 Silver-Denominated Preferred Shares. Shares of Preferred Stock at present do not vote for the election of directors. Upon consummation of the Merger, each Preferred Share will be entitled to vote with the Class A Common Shares and other Preferred Shares (including the Convertible Exchangeable Preferred Shares), all as a single class, as described under " -- Common Stock", above, for the election of the 20% Directors. Holders of Preferred Shares will not be entitled to participate in any stockholder votes other than in connection with the election of directors or the special class votes provided for with respect to the existing shares of Preferred Stock. Each Depositary Share which represents a fraction of the corresponding series of Preferred Stock will represent the same fraction of Preferred Shares. The Preferred Shares following the Merger will otherwise be identical to the shares of Preferred Stock prior to the Merger. The Preferred Shares following the Merger will also have rights relative to the Common Shares and the other Preferred Shares following the Merger which are identical to their current rights relative to the Common Shares and other shares of Preferred Stock.

     In addition to the changes described above, certain non-substantive changes will be made to the Company's Preferred Stock and Special Preference Shares.

Certain Additional Changes to the Certificate of
  Incorporation and By-Laws Resulting from the Merger

     Subject to the provisions described below, as a result of the Merger, the Company's Certificate will be amended to provide for a classified Board of Directors. These provisions may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of the
Company.   The proposed provisions of the Certificate are summarized below.
As a result of the Merger, the Company's By-Laws (the "By-Laws") will also be amended, although the terms of the By-Laws will remain substantially the same. Reference is made to the text of the proposed Certificate, which is Exhibit 1 to the Merger Agreement attached hereto as Annex I. The following summary is qualified in its entirety by such reference.

     The Certificate will provide that, subject to the rights to elect additional directors that may be granted exclusively to holders of any class or series of Preferred Shares, the number of directors shall be fixed from time to time by the directors, but may not consist of less than five persons. The Certificate further provides that the directors, other than those who may be elected solely by the holders of any class or series of Preferred Shares under specified circumstances (such as the failure to pay dividends), shall be classified, with respect to the time for which they severally hold office, into three director classes, as nearly equal in number as possible, and that one director class will be elected each year and serve for a three-year term. See "Merger Proposal -- Management After Distribution".

     The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of the directors, whether or not a majority of the Company's stockholders believes that such a change would be desirable.

     The Certificate also will provide that all vacancies on the Company's Board of Directors may be filled by a majority of the remaining directors elected by the same class or classes of stock that elected the director whose death, resignation or removal created the vacancy, even if the number of such remaining directors is less than a quorum. The Certificate also will provide that the Board may increase the number of directors and any newly-created directorship so created may be filled by the Board. The Board may be so enlarged only if, following such enlargement, 80% of the membership of such enlarged Board consists of directors elected by the holders of the Class B Common Shares (rounded upward, if necessary, to the nearest whole number and not including directors which holders of the Preferred Shares have the exclusive right to elect if the Company fails to pay dividends for a certain period of time).

Certain Federal Income Tax Consequences of the Merger

     No income, gain or loss will be recognized by holders of the Common Shares, shares of Preferred Stock or the Special Preference Shares as a result
of the Merger for federal income tax purposes.   Subsequent to the Merger,
each such holder's basis in the Common Shares and Preferred Shares will be its basis in the corresponding shares prior to the Merger.

Management After Distribution


     The Board of Directors currently consists of eight members. Pursuant to the Merger Agreement, immediately following the Merger, the Board of Directors will consist of twenty members, and will include all of its current directors (except one) and all of the current directors of Freeport-McMoRan. The Board of Directors will be divided into staggered classes. Each class of directors will serve for three years, with one class being elected each year.

     Four of the directors named in the Merger Agreement, Bobby Lee Lackey, Gabrielle K. McDonald, Elwin E. Smith and J. Taylor Wharton have been named on behalf of holders of the Class A Common Shares and the Preferred Shares, and will have terms which initially expire at the first Annual Meeting of Stockholders to be held after the Merger or until their respective successors have been appointed. Mr. Smith is currently a non-employee director of the Company. Each of such other persons is currently a non-employee director of Freeport-McMoRan.

     It is anticipated that the Board of Directors will adopt a policy (similar to a policy adopted by the board of directors of Freeport-McMoRan), requiring the retirement of directors who have attained the age of 72, subject
to specific exceptions approved by the Board of Directors.   Under this
mandatory retirement policy, if adopted, Elwin E. Smith, who has served as a distinguished member of the Board of Directors since the initial public securities offering of the Company, is expected to retire from the Board of Directors following the Merger. Following Mr. Smith's retirement, the size of the Board of Directors is expected to be reduced to nineteen, and in such event, holders of the Class A Common Shares and the Preferred Shares would have the right to elect three directors (unless the size of the Board of Directors is further adjusted).

     At the first Annual Meeting of Stockholders to be held after the Merger the holders of the Class A Common Shares and the Preferred Shares will have the opportunity to elect all of the 20% Directors, whose terms will be staggered over the following three years.

     Pursuant to the Merger Agreement, the remaining sixteen directors have been named on behalf of holders of the Class B Common Shares. Of such directors, Robert W. Bruce III, William H. Cunningham, Robert A. Day, George
A. Mealey, and Benno C. Schmidt have terms which expire at the first Annual Meeting of Stockholders to be held after the Merger or until their successors have been appointed; Thomas B. Coleman, William B. Harrison, Jr., Henry A. Kissinger, Rene L. Latiolais, Eiji Umene and Ward W. Woods, Jr. have terms which expire at the second Annual Meeting of Stockholders to be held after the Merger or until their successors have been appointed; and Leland O. Erdahl, James R. Moffett, George Putnam, B.M. Rankin, Jr. and Wolfgang F. Siegel have terms which expire at the third Annual Meeting of Stockholders to be held after the Merger or until their successors have been appointed.

     The board of directors of Freeport-McMoRan has exempted Henry A. Kissinger and Benno C. Schmidt from its mandatory retirement policy.
Following the Merger, Mr. Kissinger and Mr. Schmidt are expected to be active senior consultants to the Company and as such to be exempt from the mandatory retirement policy of the Company's Board of Directors.

     If any person who is expected to be a director upon consummation of the Merger becomes unavailable for any reason, the Board of Directors may provide a substitute nominee.

     Following the Merger and the Distribution, it is anticipated that James
R. Moffett will serve as Chairman of the Board and Chief Executive Officer of the Company, Rene L. Latiolais will serve as Vice Chairman of the Board of the Company, George A. Mealey will serve as President and Chief Operating Officer of the Company, Richard C. Adkerson will serve as Executive Vice President and Chief Financial Officer of the Company, and Charles W. Goodyear will serve as Senior Vice President and Chief Investment Officer of the Company.

     Information About Directors. For each of the persons who is a director or who is expected to become a director as a result of the Merger, the following table shows, as of January 1, 1995, each such person's age, principal occupations and employment during the past five years, other directorships and positions with the Company, Freeport-McMoRan, PT-FI, FRP and MOXY, and the year in which each such person's term of office as a director of the Company began or is anticipated to begin. Except for Freeport-McMoRan, PT-FI and FRP, none of the organizations referred to in such table is an affiliate of the Company.

                                                                     Year
                                                                    Term of
                                                                   Office as
                                                                   Director
                                                                    of the
                                Principal Occupations,              Company
                                Other Directorships and            Began or
                              Positions with the Company,            Will
   Name          Age     Freeport-McMoRan, PT-FI, FRP and MOXY       Begin
   ----          ---     -------------------------------------     --------
Robert W. Bruce III  50                                                1995
                        President, The Robert Bruce Management Co., Inc., investment managers. Managing Partner, Steamboat Group, until 1992. President and Chief Investment Officer of The Fund American Companies, Inc., insurance, until 1990. Director of National Re Corporation. Director of Freeport-McMoRan since 1989 and director of MOXY since 1994.

Thomas B. Coleman   51                                                  1995
                        Managing Partner and Chief Executive Officer, International-Matex Tank Terminals, bulk liquid storage. Director of Freeport-McMoRan since 1987 and director of MOXY since 1994.

William H. Cunningham  50                                              1995
                        Chancellor of the University of Texas System. President of the University of Texas at Austin until 1992. Director of Jefferson-Pilot Corporation, La Quinta Motor Inns, Inc. and each of the members of the John Hancock Advisers, Inc. group of mutual funds. Director of Freeport-McMoRan since 1987 and director of MOXY since 1994.

Robert A. Day       51                                                  1995
                        Chairman of the Board of Trust Company of the West. Director of Abex Inc. Director of Freeport-McMoRan since 1984 and director of MOXY since 1994.

Leland O. Erdahl    66                                                  1988
                        Consultant. President and Chief Executive Officer of Albuquerque Uranium Corp., producer and seller of uranium concentrates, until 1992. President and Chief Executive Officer of Stolar Inc., mining industry services, products, and equipment, until 1991. Director of Canyon Resources Corporation, Hecla Mining Company, Original Sixteen to One Mine, Inc. and Uranium Resources, Inc. Trustee of a group of John Hancock mutual funds.

William B. Harrison, Jr. 51                                              1995
                        Vice Chairman of Chemical Banking Corporation and its subsidiary, Chemical Bank. Executive Vice President of Chemical Bank until 1990. Director of Chemical Banking Corporation and Dillard Department Stores, Inc. Director of Freeport-McMoRan since 1992 and director of MOXY since 1994.

Henry A. Kissinger   71                                                 1995
                        Chairman of the Board and Chief Executive Officer, Kissinger Associates, Inc., international consultants and consultants to the Company and Freeport-McMoRan. Director of American Express Company and CBS Inc. Director of Freeport-McMoRan since 1988 and director of MOXY since 1994.

Bobby Lee Lackey    57                                                  1995
                        President and Chief Executive Officer of J.S. McManus Produce Company, Inc., grower of vegetables and shipper of fruits and vegetables. Director of Freeport-McMoRan since 1987 and director of MOXY since 1994.

Rene L. Latiolais   52                                                  1993
                        Vice Chairman of the Board of the Company. President, Chief Operating Officer and member of the Office of the Chairman of Freeport-McMoRan. President and Chief Executive Officer of FRP. Commissioner of PT-FI. Executive Vice President of Freeport-McMoRan until 1993. Senior Vice President of Freeport-McMoRan until 1992. Director of Freeport-McMoRan since 1993 and director of MOXY since 1994.

Gabrielle K. McDonald 52                                              1995
                        Judge, International Criminal Tribunal for the Former Yugoslavia, and Distinguished Visiting Professor of Law, Texas Southern University Thurgood Marshall School of Law. Visiting Professor of Law, St. Mary's University School of Law, and of counsel, Walker & Satterthwaite, law firm, until 1993. Shareholder, Matthews & Branscomb, law firm, until 1991. Director of Freeport-McMoRan since 1993 and director of MOXY since 1994.

George A. Mealey   61                                                  1988
                        President and Chief Executive Officer of the Company. Executive Vice President and member of the Office of the Chairman of Freeport-McMoRan. Director and Executive Vice President of PT-FI.

James R. Moffett   56                                                  1992
                        Chairman of the Board of the Company. Chairman of the Board, Chief Executive Officer and member of the Office of the Chairman of Freeport-McMoRan. President Commissioner of PT-FI. Co-Chairman of the Board of MOXY. Director of Freeport-McMoRan since 1981 and director of MOXY since 1994.

George Putnam      68                                                  1995
                        Chairman of The Putnam Investment Management
                        Company, Inc. and of each of the members of the Putnam group of mutual funds. Director of The Boston Company, Inc., Boston Safe Deposit and Trust Company, General Mills, Inc., Houghton-Mifflin Company, Marsh-McLennan Companies Inc. and Rockefeller Group, Inc. Director of Freeport-McMoRan since 1981 and director of MOXY since 1994.

B.M. Rankin, Jr.   64                                                  1995
                        Private investor. Consultant to Freeport-McMoRan. Director of Freeport-McMoRan since 1981 and director of MOXY since 1994.

Benno C. Schmidt   81                                                  1995
                        Senior Partner, J.H. Whitney & Co., private venture capital investment firm. Consultant to the Company and Freeport-McMoRan. Managing Partner of J.H. Whitney & Co. until 1992. Director of Genetics Institute, Inc., Gilead Sciences, Inc., and Vertex Pharmaceuticals Incorporated. Mr. Schmidt was formerly a Director and Chairman of the Board of Vitarine Pharmaceuticals, Inc., which filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York on May 24, 1991. Director of Freeport-McMoRan since 1981 and director of MOXY since 1994.

Wolfgang F. Siegel  62                                                 1988
                        Director of Kreditanstalt fur Wiederaufbau, a bank owned by the Federal Republic of Germany (the "FRG") and the states comprising the FRG.

Elwin E. Smith      72                                                  1988
                        Sole proprietor of Elwin Smith International, consultants to global industrial corporations.

Eiji Umene          69                                                  1992
                        President of the Japan--United States Business Council. Executive Advisor of Nippon Steel Corporation until 1994. Director of Schlumberger Limited.

J. Taylor Wharton   56                                                  1995
                        Chairman of the Department of Gynecology at the University of Texas M.D. Anderson Cancer Center. Director of Freeport-McMoRan since 1992 and director of MOXY since 1994.

Ward W. Woods, Jr.   52                                                 1995
                        President and Chief Executive Officer of Bessemer Securities Corporation, private investment firm. Director of BCP/Essex Holdings Inc., Boise Cascade Corporation, Essex Group, Inc., Overhead Door Corporation and Stant Corporation. Director of Freeport-McMoRan since 1981 and director of MOXY since 1994.

     Corporate Governance. The current Board of Directors of the Company, which held six meetings during 1994, has primary responsibility for directing the management of the business and affairs of the Company. To provide for effective direction and management of the Company's business, the Board of Directors has established committees of the Board of Directors, including the Audit Committee.

     The Audit Committee reviews the financial statements of the Company and exercises general oversight with respect to the activities of the Company's independent auditors and Controller and related matters. The Audit Committee met three times during 1994. The Audit Committee currently consists of Mr. Erdahl as Chairman, Mr. Siegel, Mr. Umene and Mr. Smith, none of whom is an officer or an employee of the Company or any of its subsidiaries. The Board of Directors will determine the membership of the Audit Committee following the Merger. No member of the Audit Committee will be an officer or an employee of the Company or any of its subsidiaries.

     The Board of Directors of the Company plans to establish, in connection
with the Merger, a Corporate Personnel Committee.   The Corporate Personnel
Committee will review and make recommendations to the Board of Directors with respect to management personnel policies, plans and programs and employee and officer compensation. The composition of the Corporate Personnel Committee will be determined by the Board of Directors. No member of the Corporate Personnel Committee will be an officer or an employee of the Company or any of its subsidiaries.

     The Board of Directors of the Company plans to establish, in connection with the Merger, a Nominating Committee. The Nominating Committee will make recommendations to the Board of Directors concerning the structure of the Board of Directors, corporate governance, and proposed new members of the Board of Directors and will nominate individuals to stand for election as directors. The Nominating Committee will consider recommendations by stockholders of the Company of potential nominees for election as directors. The Secretary of the Company will, upon request by any stockholder, furnish information concerning the procedures required in connection with such recommendations. The composition of the Nominating Committee will be determined by the Board of Directors. No member of the Nominating Committee will be an officer or an employee of the Company or any of its subsidiaries.

     Each of the present directors attended 75% or more of the 1994 meetings of the Board of Directors of the Company and of the committees on which he served during the period of his Board membership and committee service.

     The address of each current member of the Board of Directors is c/o Freeport-McMoRan Copper & Gold Inc., One East First Street, Reno, Nevada 89501. In connection with the Distribution, the Company intends to move its principal executive office to the existing headquarters of Freeport-McMoRan at 1615 Poydras Street, New Orleans, Louisiana 70112, which will thereafter serve as the address of each member of the Board of Directors.

     Each current director of the Company who is not an officer of the Company or any of its affiliated companies currently receives an annual fee of $25,000 for serving on the Board of Directors and any of the committees of the Board of Directors. Directors who are also officers of the Company or any of its
affiliated companies are not entitled to an annual fee.   The compensation
arrangements for the directors of the Company after the Distribution will be determined by the Board of Directors.

     Executive Officers. At this time the Company does not employ any of its executive officers, nor does it directly compensate them for their services. The present executive officers of the Company are either employed or retained by Freeport-McMoRan or PT-FI.

     Pursuant to the Management Services Agreement, Freeport-McMoRan currently furnishes general executive, administrative, financial, accounting, legal, insurance, sales and certain other services to the Company and PT-FI (collectively, the "Company Group"). The services of all but one of the present executive officers of the Company and the services of certain officers and employees of PT-FI are currently provided to the Company Group under the Management Services Agreement. The Company and PT-FI have heretofore reimbursed Freeport-McMoRan at Freeport-McMoRan's cost, including allocated overhead, for such services. The Management Services Agreement also provides for the use of the services of certain of the Company Group's employees by Freeport-McMoRan and its subsidiaries on a similar cost reimbursement basis. All but one of the present executive officers of the Company are compensated exclusively by Freeport-McMoRan for their services to the Company Group. All the present executive officers of the Company are currently eligible to participate in certain Freeport-McMoRan benefit plans and programs. The total costs to Freeport-McMoRan for the present executive officers of the Company, including the costs borne by Freeport-McMoRan with respect to such plans and programs, are allocated to the Company, to the extent practicable, in proportion to the time spent by such executive officers on Company Group affairs. No other payment is made by the Company to Freeport-McMoRan for providing such compensation and benefit plans and programs to the present executive officers of the Company. The total amount charged by Freeport-McMoRan to the Company Group for all services under the Management Services Agreement was approximately $54.3 million in 1994.

     In recognition of the services of Hoediatmo Hoed as President Director of PT-FI, and to enhance the probability that such services will continue in the future, PT-FI made a non-interest bearing demand loan to Mr. Hoed in 1992.
The balance, as of January 1, 1994, of the principal amount outstanding on such loan was $222,401. As additional compensation for services, PT-FI forgave in 1994 $25,668 of the principal amount of such loan. The balance, as of December 31, 1994, of the principal amount outstanding on such loan was $196,733.

     The Company currently expects that the Management Services Agreement will be terminated within one year following the Distribution, and thereafter the Company will not contract with Freeport-McMoRan for the services of the Company's executive officers and other key management personnel. The compensation arrangements for the Company's executive officers after the Distribution will be determined by the Corporate Personnel Committee of the Company's Board of Directors.

     Stock Option and Stock Incentive Unit Plans. Certain directors, executive officers and employees of Freeport-McMoRan and the Company have received awards under Freeport-McMoRan stock option and stock incentive unit plans for employees, officers and directors (collectively, the "FTX Stock Plans").

     The exercise or grant price of each stock option, stock appreciation right ("SAR") or stock incentive unit that has been granted under the FTX Stock Plans is not less than 100% of the market value of Freeport-McMoRan common stock on the date of grant, and the term of each such award generally is not greater than 10 years. The awards become exercisable generally over a four-year period or upon certain changes in control of Freeport-McMoRan.

     A stock incentive unit entitles the holder thereof to receive, upon exercise, a cash payment equal to the excess, if any, of the per share fair market value of Freeport-McMoRan common stock on the date of exercise over the exercise price of the stock incentive unit.

     Certain of the awards granted under the FTX Stock Plans contain a "tax-offset payment" feature whereby, upon exercise of the award, the holder is entitled to a cash payment in an amount approximately equal to the recipient's federal income tax liability arising in connection with such exercise and such payment. Also, certain of the awards granted under the FTX Stock Plans contain limited rights ("Limited Rights"), which generally entitle the holder to exercise such right within 90 days after certain tender offers, exchange offers and similar transactions related to Freeport-McMoRan and to receive upon exercise, for each share subject to such award, the excess of the highest per share price to be paid for Freeport-McMoRan common stock in such offer or transaction over the exercise price or grant price of such award.

     The FTX Stock Plans are administered by the Corporate Personnel Committee of the Freeport-McMoRan Board of Directors, which is composed of directors who are not employees of Freeport-McMoRan. Certain executive officers of the Company who are also employees or officers of Freeport-McMoRan after the Distribution will continue to be eligible for options and other awards under the FTX Stock Plans following the Distribution.

     Conversion of Stock Options and Other FTX Stock Plan Awards. Each option to purchase Freeport-McMoRan common stock (an "FTX Option") granted under any stock option plan of Freeport-McMoRan will be converted into an adjusted option to purchase Freeport-McMoRan common stock (the "Adjusted FTX Option") plus a new option to purchase Class B Common Shares (the "Company Option") granted under the Company Adjusted Stock Award Plan, which is described below, subject to stockholder approval of such plan. See "Proposal for Company Adjusted Stock Award Plan". Thus, each holder of an FTX Option will, after
the Distribution, hold an Adjusted FTX Option and a Company Option.   The
number of shares of Freeport-McMoRan common stock subject to the Adjusted FTX Option will be the same as the number of shares subject to the FTX Option, and the number of Class B Common Shares subject to the Company Option will be the number of Class B Common Shares that a holder of record of the number of shares of Freeport-McMoRan common stock subject to the FTX Option would be eligible to receive in the Distribution.

     The exercise price of each FTX Option will be allocated between the Adjusted FTX Option and the Company Option based on the relative fair market values of the Freeport-McMoRan common stock and the Class B Common Shares at the time of the Distribution. Each Adjusted FTX Option and Company Option will have the same remaining term and other terms and conditions and will be exercisable to the same extent as the FTX Option from which it was derived, except that Company Options will not be exercisable for Class B Common Shares until ninety days following the Distribution. If any Company Options would expire before the one hundred and eightieth day following the Distribution, the period for their exercise will be automatically extended until and including the one hundred and eightieth day following the Distribution.

     Freeport-McMoRan SARs will be converted, in accordance with the procedures described above, into an adjusted Freeport-McMoRan SAR and a stock appreciation right relating to Class B Common Shares of the Company. Freeport-McMoRan stock incentive units will be converted, in accordance with the procedures described above, into an adjusted Freeport-McMoRan stock incentive unit and a stock incentive unit relating to Class B Common Shares of the Company. If the original FTX Option contains a Limited Right feature, the resultant Company Option will also contain a Limited Right feature relating to Class B Common Shares. If the FTX Option being converted contains a tax-offset payment right feature, the Company Option derived from such option will also have a tax-offset payment right feature.

     Performance Award Adjustments. Certain officers and employees of Freeport-McMoRan have been granted performance awards under the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan, which is similar to the proposed Long-Term Performance Plan of the Company (the "Long-Term Plan") hereinafter described in the proposal for shareholder approval of such Plan. Holders of such awards will be granted awards under the Long-Term Plan in connection with the Distribution that will have performance periods corresponding to the remaining performance periods of the Freeport-McMoRan performance awards held by such individuals, respectively, at the time of the Distribution.

                 PROPOSAL TO REDUCE VULNERABILITY TO TAKEOVER
General Background

     The Board of Directors of the Company is seeking the consent of the holders of the Class A Common Shares to several proposed provisions to the Company's Certificate in addition to the provisions that would be included in the Certificate solely as a result of the Merger (as described under "Merger Proposal -- Certain Additional Changes to the Certificate of Incorporation Resulting from the Merger", above). If approved, the Proposal to Reduce Vulnerability to Takeover will provide for the inclusion in the Company's Certificate following the Merger of a "fair price" provision requiring a higher percentage of stockholders than would otherwise be required to approve certain business combinations unless certain procedural and fair price requirements are satisfied and a provision requiring a higher percentage of stockholders than would otherwise be required to amend, alter, change or repeal certain of the provisions of the Certificate. These provisions are substantially similar to provisions contained in Freeport-McMoRan's certificate of incorporation, except that the minimum thresholds proposed by the Company are lower for stockholder actions.

     These provisions are designed in part to make it more difficult and time-consuming for certain persons to obtain control of the Company unless they pay a certain value to the Company's stockholders or to obtain majority control of the Board of Directors of the Company, and thus reduce the
vulnerability of the Company to an unsolicited takeover proposal.   These
provisions are designed to enable the Company, particularly in the initial years of its existence as an independent company, to develop its business in a manner which will foster its long-term growth, with the threat of a takeover not deemed by the Board to be in the best interests of the Company and its stockholders, and the potential disruption entailed by such a threat, reduced to the extent practicable. Establishment of the Company as an independent company as a result of the Distribution would, absent these provisions, increase its vulnerability to such attempted takeovers. On the other hand, these provisions may have an adverse effect on the ability of stockholders to influence the governance of the Company.

     The Board of Directors of the Company believes that the independence of the Company is in the best interests of the Company and its stockholders, and unanimously recommends that the holders of Class A Common Shares give their consent to the Proposal to Reduce Vulnerability to Takeover.

     If adopted, the Merger Proposal is not subject to or contingent on the adoption of the Proposal to Reduce Vulnerability to Takeover. However, the Proposal to Reduce Vulnerability to Takeover is subject to and contingent on adoption of the Merger Proposal and consummation of the Merger.

     The provisions that would be included in the Company's Certificate if the Proposal to Reduce Vulnerability to Takeover is adopted are summarized below. Reference is made to the full text of proposed Certificate provisions, which are included as italicized items in Exhibit 1 to the Merger Agreement attached hereto as Annex I. The following summary is qualified in its entirety by such reference.

Supermajority Voting/Fair Price Requirements

     If the Proposal to Reduce Vulnerability to Takeover is adopted, the Certificate will provide that, following the Distribution, the approval of the holders of 66 2/3% of the Common Shares is required to approve (a) any merger or consolidation of the Company or any of its subsidiaries with or into any person or entity, or any affiliate thereof (an "Interested Party"), who was within the two years prior to the relevant transaction a beneficial owner of 20% or more of the Common Shares or any series thereof, (b) any merger or consolidation of an Interested Party with or into the Company or any of its subsidiaries, (c) any sale, lease, pledge, transfer or other disposition of more than 10% of the fair market value of the assets of the Company or any of its subsidiaries in one or more transactions involving an Interested Party,
(d) the adoption of any plan or proposal for liquidation or dissolution of the Company proposed by or on behalf of any Interested Party, (e) the issuance or transfer by the Company or any of its subsidiaries of securities having a fair market value of $10,000,000 or more to any Interested Party or (f) any recapitalization, reclassification, merger or consolidation of the Company or any of its subsidiaries which would increase an Interested Party's voting power in the Company or such subsidiary; provided that the 66 2/3% voting requirement will not be applicable if (i) a vote of a majority of the Company's directors, which vote includes not less than a majority of the entire number of Continuing Directors (defined as a director, and any successor thereof, who is not an affiliate of an Interested Party and who was a member of the Board prior to the time the Interested Party involved in any of the foregoing transactions became an Interested Party), has approved the transaction, (ii) the transaction is between the Company and any of its subsidiaries or between any of its subsidiaries or (iii) the transaction is a merger or consolidation and the consideration to be received by the Company's stockholders is at least as high as the highest price per share paid by the Interested Party for the Common Shares on the date last acquired or during a period of two years prior thereto.

Supermajority Voting/Amendments to Certificate

     The affirmative vote of 66 2/3% or more of the Company's outstanding Common Shares will be required to amend, alter, change or repeal any of the foregoing provisions in the Certificate or provisions in the Certificate providing for a classified Board of Directors with staggered three-year terms. See "Merger Proposal -- Certain Additional Changes to the Certificate of Incorporation and By-Laws Resulting from the Merger".

                PROPOSAL FOR COMPANY ADJUSTED STOCK AWARD PLAN

     The Company is hereby seeking stockholder approval of the Freeport-McMoRan Copper & Gold Inc. Adjusted Stock Award Plan (the "Company Adjusted Stock Award Plan"). The following summary of such plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Annex II.

     The purpose of the Company Adjusted Stock Award Plan is to provide for the issuance of the Company stock options, SARs and stock incentive units described under "Merger Proposal -- Management After Distribution", above. No other awards will be made under the Company Adjusted Stock Award Plan.

     The maximum number of Class B Common Shares in respect of which awards may be granted under the Company Adjusted Stock Award Plan will be determined in accordance with the conversion procedures described under "Merger Proposal
- -- Management After Distribution", above. The Class B Common Shares to be delivered under the Company Adjusted Stock Award Plan will be made available from the authorized but unissued shares of Class B Common Shares or from treasury shares.

     The Company Adjusted Stock Award Plan will be administered by the Corporate Personnel Committee of the Board of Directors (the "Committee"), upon which no director who is an officer of the Company may serve. Current and former employees, officers and directors of Freeport-McMoRan who hold awards under the stock option and stock incentive unit plans of Freeport-McMoRan at the time of the Distribution are eligible to receive awards under the Company Adjusted Stock Award Plan. It is estimated that approximately 250 persons will receive awards under the Company Adjusted Stock Award Plan pursuant to the conversion of Freeport-McMoRan stock options, SARs and stock incentive units described below.

     Stock options, SARs and stock incentive units granted under the Company Adjusted Stock Award Plan will have the terms described herein under "Merger Proposal -- Management After Distribution". If the Committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares at a price below fair market value, or other similar corporate event affects the Class B Common Shares such that an adjustment is required to preserve the benefits intended under the Company Adjusted Stock Award Plan, then the Committee has discretion to (i) make equitable adjustments in the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof and (ii) if appropriate, provide for the payment of cash to a participant.

     The Company Adjusted Stock Award Plan may be amended at any time by the Board of Directors of the Company, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Company Adjusted Stock Award Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     The number of securities underlying options, SARs, and stock incentive units to be granted under the Company Adjusted Stock Award Plan is dependent upon (i) the relative number of Class B Common Shares to be distributed in respect of each share of Freeport-McMoRan common stock in connection with the Distribution and (ii) the relative value of the Freeport-McMoRan common stock and Class B Common Shares at the time of the Distribution. The number of securities underlying options, SARs, and stock incentive units to be granted under the Company Adjusted Stock Award Plan and the dollar value of such awards, and the number of securities underlying options, SARs, and stock incentive units that would have been granted under such plan had it been in effect in any previous year and the dollar value of such awards, thus cannot be determined until the time of the Distribution in regard to any individual, including (i) the chief executive officer of the Company and each person who is expected to be one of the four most highly compensated executive officers of the Company (other than the chief executive officer) at the end of the fiscal year in which the Distribution occurs (collectively, the "Named Executive Officers"), (ii) all persons who are anticipated to be the executive officers of the Company immediately after the Distribution (the "Executive Officers"), (iii) all persons who are anticipated to be the directors of the Company immediately after the Distribution (the "Directors") and (iv) all persons other than the Executive Officers who are anticipated to be participants in any Plan immediately after the Distribution as a group, which include all persons other than the Executive Officers who are anticipated to be the employees of the Company immediately after the Distribution (the "Employees") and all persons other than the Executive Officers of the Company who are anticipated to be the officers of the Company immediately after the Distribution (the "Non-Executive Officers").

     Certain Federal Income Tax Consequences. When an optionee exercises an option other than an incentive stock option (a "non-qualified option"), the difference between the option price and any higher fair market value of the Class B Common Shares, generally on the date of exercise, will be ordinary income to the optionee (subject to withholding) and will be generally allowed as a deduction at that time for federal income tax purposes to the employer.

     Any gain or loss realized by an optionee on disposition of the Class B Common Shares acquired upon exercise of a non-qualified option will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee's basis in the Class B Common Shares for determining gain or loss on the disposition will be the fair market value of such Class B Common Shares determined generally at the time of exercise.

     When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the Class B Common Shares acquired upon such exercise over the option exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the Class B Common Shares acquired upon exercise of the incentive stock option are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option exercise price of such Class B Common Shares will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to
such gain.   Generally, if the Class B Common Shares are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such Class B Common Shares at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.

     Except as noted below, when a participant receives payment with respect to an award granted to him other than as described in the preceding paragraphs, the amount of cash and the fair market value of any securities received, net of any amount paid by the participant, will be ordinary income to such participant (subject to withholding) and will generally be allowed as a deduction at that time for federal income tax purposes to the employer.

     Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in Common Shares previously owned by the optionee rather than in cash.

     Section 162(m) of the Code may limit the deductibility of an executive's
compensation in excess of $1,000,000 per year.   The Company believes that
taxable compensation arising in connection with awards under any Plan, as explained above, should be fully deductible to the employer for purposes of
Section 162(m).

     Awards under any Plan that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to
Section 280G, exceed the limitations contained therein. Such excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.

     The foregoing discussion summarizes the federal income tax consequences of the Company Adjusted Stock Award Plan, the Company Stock Plan and the Company Directors Plan based on current provisions of the Code, which are
subject to change.   This summary does not cover any foreign, state or local
tax consequences of participation in such Plans.

     This Proposal requires the approval of a majority of the Class A Common Shares and the Class B Common Shares, voting as a single class. The Board of Directors of the Company unanimously recommends that the holders of the Class A Common Shares approve the Company Adjusted Stock Award Plan.

                  PROPOSAL FOR COMPANY 1995 STOCK OPTION PLAN

     The Company is hereby seeking stockholder approval of the Freeport-McMoRan Copper & Gold Inc. 1995 Stock Option Plan (the "Company Stock Plan"). The following summary of such plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Annex III.

     The purpose of the Company Stock Plan is to motivate and reward key personnel by giving them a proprietary interest in the Company's continued success.

     The maximum number of Class B Common Shares in respect of which awards may be granted under the Company Stock Plan is 10,000,000. No individual may receive in any year awards under the Company Stock Plan that relate to more than 1,750,000 Class B Common Shares. Class B Common Shares subject to awards that are forfeited or cancelled will again be available for awards. The Class B Common Shares to be delivered under the Company Stock Plan will be made available from the authorized but unissued shares of Class B Common Shares or from treasury shares.

     The Company Stock Plan will be administered by the Committee, upon which no director who is an officer of the Company may serve. Officers and key employees of the Company and its existing or future subsidiaries, and officers and employees of any entity with which the Company has contracted to receive executive or management services and who provide services to the Company under such arrangement, in each case who can make substantial contributions to the successful performance of the Company, are eligible to participate in the
Company Stock Plan.   The Committee may delegate to certain executive officers
of the Company the power to make awards to eligible persons who are not executive officers or directors of the Company, subject to limitations to be established by the Committee. It is anticipated that the Committee's determinations of which eligible individuals will be granted awards and the terms thereof will be based on each individual's present and potential contribution to the success of the Company and its subsidiaries. It is estimated that approximately 7,750 persons will initially be eligible for awards under the Company Stock Plan; however, it is anticipated that only about 140 persons will participate in the Company Stock Plan.

     Stock options, stock appreciation rights and limited rights may be granted under the Company Stock Plan at the discretion of the Committee. Options granted under the Company Stock Plan may be either non-qualified options or incentive stock options. Only employees of the Company and its subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of such award or thereafter, at the exercise price of such other award. The Committee has discretion to fix the exercise price of such options, stock appreciation rights and limited rights at a price not less than 100% of the fair market value of the underlying Class B Common Shares at the time of grant thereof (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award), except that this limitation on the Committee's discretion does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which the Company combines. The Committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding 10 years after the date of grant.

     The option exercise price may be satisfied in cash or, in the discretion of the Committee, by exchanging Class B Common Shares owned by the optionee or by a combination of cash and Class B Common Shares. The ability to pay the option exercise price in Class B Common Shares would permit an optionee to engage in a series of successive stock-for-stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment; however, it is expected that the Committee's policy will be to require any stock tendered in payment of the exercise price to be in certificated form and to have been held by the exercising optionee for such time as is sufficient to avoid any adverse accounting consequence to the Company resulting from the permitting of stock-for-stock exercises.

     Upon the exercise of a stock appreciation right with respect to a Class B Common Share, a participant would be entitled to receive, for each such share subject to the right, the excess of the fair market value of such share on the date of exercise over the exercise price of such right. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or Class B Common Shares or a combination thereof.

     Limited Rights generally are exercisable only during a period beginning not earlier than one day and ending not later than ninety days after the expiration date of any tender offer, exchange offer or similar transaction which results in any person or group becoming the beneficial owner of more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that have voting rights with respect to the election of directors of the Company (not including Preferred Shares which may be issued in the future that have the right to elect directors only if the Company fails to pay dividends). Upon the exercise of a limited right granted under the Company Stock Plan, a participant would be entitled to receive, for each Class B Common Share subject to such right, the excess, if any, of the highest price paid in or in connection with such transaction over the grant price of the limited right.

     The Company Stock Plan also authorizes the Committee to grant to participants awards of Class B Common Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of Class B Common Shares ("Other Stock-Based Awards"). The Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The provisions of the Other Stock-Based Awards will be subject to such rules and regulations as the Committee determines at the time of grant.

     Any award under the Company Stock Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents or other cash payments in addition to or in lieu of such award, all as the Committee determines.

     If the Committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares at a price below fair market value, or other similar corporate event affects the Class B Common Shares such that an adjustment is required in order to preserve the benefits intended under the Company Stock Plan, then the Committee has discretion to (i) make equitable adjustments in
(a) the number and kind of shares that may be the subject of future awards under the Company Stock Plan and (b) the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof and (ii) if appropriate, provide for the payment of cash to a participant.

     No award may be granted under the Company Stock Plan after the fifth anniversary of the effective date of the Company Stock Plan.

     The Company Stock Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Exchange Act.

     The Company Stock Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code. For a description of certain federal income tax consequences of awards under the Company Stock Plan, see "Proposal for Company Adjusted Stock Award Plan -- Certain Federal Income Tax Consequences", above.

     As the receipt of awards under the Company Stock Plan is entirely in the discretion of the Committee, the number of awards that will be granted in the future or that would have been received during the previous fiscal year had the Company Stock Plan been in effect cannot be determined.

     This Proposal requires the approval of a majority of the Class A Common Shares and the Class B Common Shares, voting as a single class. The Board of Directors of the Company unanimously recommends that the holders of the Class A Common Shares approve the Company Stock Plan.

    PROPOSAL FOR COMPANY 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company is hereby seeking stockholder approval of the Freeport-McMoRan Copper & Gold Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Company Directors Plan"). The following summary of such plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Annex IV.

     The purpose of the Company Directors Plan is to align more closely the interests of the Company's non-employee directors with that of the Company's stockholders by providing for the automatic grant of stock options to such directors in accordance with the terms of the Company Directors Plan.

     The maximum number of Class B Common Shares in respect of which options may be granted under the Company Directors Plan is 2,000,000. Class B Common Shares subject to options that are forfeited or cancelled will again be available for awards. The Class B Common Shares to be delivered under the Company Directors Plan will be made available from the authorized but unissued Class B Common Shares or from treasury shares.

     The Company Directors Plan will be administered by the Committee; however, the Committee will have no discretion to determine the timing, exercise price or amount of options granted under the Company Directors Plan or to modify the class of individuals eligible for awards under the Company Directors Plan.

     All directors of the Company who are not employees or officers of the Company or any of its affiliated companies and who are not employees or officers of any entity with which the Company has contracted to receive executive or management services will be Eligible Directors under the Company Directors Plan. It is estimated that there will initially be 17 Eligible Directors. The Company Directors Plan provides that, on the first day of the first month following the month in which the Distribution occurs, and on the anniversary of such date in each subsequent year through 2004, each Eligible Director on such date will receive a grant of options to purchase 10,000 Class B Common Shares.

     Options granted under the Company Directors Plan will be non-qualified options. The exercise price of options granted under the Company Directors Plan will be 100% of the fair market value of the underlying shares of Class B Common Shares on the date of grant. Each option will become exercisable in 25% annual increments beginning on the first anniversary of the date of grant,
and will have a term of 10 years after the date of grant.   Upon retirement
from service as a director, a retiring director's options that were exercisable on the date of retirement or could have become exercisable within one year after such date will remain exercisable until the earlier of (i) the third anniversary of the date of such retirement or (ii) the expiration date of the option.

     The option exercise price may be satisfied in cash or by exchanging Class B Common Shares owned by the optionee. Each option granted under the Company Directors Plan will provide for a cash payment by the Company to the optionee upon exercise of the option in whole or in part. Such payment is calculated pursuant to a formula in the Company Directors Plan and is intended to compensate the optionee fully for any federal income tax liability incurred as a result of such exercise and the receipt of such payment.

     In the event of the payment of any dividend payable in Class B Common Shares, or in the event of any subdivision or combination of such Common Shares, the number of shares that may be purchased under the Company Directors Plan and the number of shares subject to each option granted under the Company Directors Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any outstanding option (whether or not then exercisable) will be increased or decreased proportionately, as the case may be, without change in the aggregate
exercise price.   In the event the Company is merged or consolidated into or with another corporation in a transaction in which the Company is not the survivor, or in the event that substantially all of the Company's assets are sold to another entity not affiliated with the Company, any holder of an option, whether or not then exercisable, will be entitled to receive (unless the Company takes such alternative action as may be necessary to preserve the economic benefit of the option for the optionee) on the effective date of any such transaction, in cancellation of such option, an amount in cash equal to the excess, if any, of the fair market value on the effective date of any such transaction of the shares underlying such option over the aggregate exercise price thereof.

     No award may be granted under the Company Directors Plan after the tenth anniversary of the effective date of the Company Directors Plan.

     The Company Directors Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Exchange Act. In addition, the provisions of the Company Directors Plan relating to the amount, timing and exercise price of options granted under the Company Directors Plan may not be amended more often than once every six months.

     The Company Directors Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code. For a description of certain federal income tax consequences of options under the Company Directors Plan, see "Proposal for Company Adjusted Stock Award Plan -- Certain Federal Income Tax Consequences", above.

     The following table sets forth information with respect to the benefits or amounts under the Company Directors Plan, as proposed to be approved, that would have been received in 1994 by or allocated in 1994 to (i) each of the Directors who is not an Executive Officer and (ii) all Directors who are not Executive Officers as a group if the Company Directors Plan, as proposed to be approved, had been in effect in 1994. None of the Named Executive Officers, Non-Executive Officers or Employees of the Company nor any associate of any Director or Executive Officer is anticipated to be eligible to participate in the Company Directors Plan. No person who is not identified in the following table is anticipated to receive more than 5% of the awards that may be granted under the Company Directors Plan.

                               New Plan Benefits
           Company 1995 Stock Option Plan for Non-Employee Directors

                                                         Number of Securities
Name and Position                  Dollar Value ($)       Underlying Options
- -----------------                  ----------------       ------------------

Robert W. Bruce III, Director             (a)                  10,000
Thomas B. Coleman, Director               (a)                  10,000
William H. Cunningham, Director           (a)                  10,000
Robert A. Day, Director                   (a)                  10,000
Leland O. Erdahl, Director                (a)                  10,000
William B. Harrison, Jr., Director        (a)                  10,000
Henry A. Kissinger, Director              (a)                  10,000
Bobby Lee Lackey, Director                (a)                  10,000
Gabrielle K. McDonald, Director           (a)                  10,000
George Putnam, Director                   (a)                  10,000
B.M. Rankin, Jr., Director                (a)                  10,000
Benno C. Schmidt, Director                (a)                  10,000
Wolfgang F. Siegel, Director              (a)                  10,000
Elwin E. Smith                            (a)                  10,000
Eiji Umene, Director                      (a)                  10,000
J. Taylor Wharton, Director               (a)                  10,000
Ward W. Woods, Jr., Director              (a)                  10,000
Non-Executive Officer Director Group      (a)                 170,000


(a) The respective dollar value of each stock option to be granted under the Company Directors Plan depends upon the fair market value of Class B Common Shares at the time of the exercise of such stock option and is thus not determinable at this time.

     This Proposal requires the approval of a majority of the Class A Common Shares and the Class B Common Shares, voting as a single class. The Board of Directors of the Company unanimously recommends that the holders of the Class A Common Shares approve the Company Directors Plan.

                  PROPOSAL FOR COMPANY ANNUAL INCENTIVE PLAN

     The Company is hereby seeking stockholder approval of the Freeport-McMoRan Copper & Gold Inc. Annual Incentive Plan. The following summary of such plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Annex V.

     The purpose of the proposed Annual Incentive Plan (the "Annual Plan") is to provide annual cash incentive bonuses for senior executives of the Company whose performance in fulfilling the responsibilities of their positions can have a major impact on the Company's profitability and future growth.

     Officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) are eligible to receive awards. It is estimated that approximately 7,750 persons will be eligible to receive awards; however, it is anticipated that only about ten persons will participate in the Annual Plan. Awards will be made by the Committee, which will consist of not fewer than two members of the Board of Directors of the Company, each of whom is expected to qualify as an "outside director" for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code. See " -- Certain Federal Income Tax Consequences", below.

     Awards will be made for any year and will be paid in cash the following year unless and to the extent that a participant has made an effective election to defer payment for up to ten years after such individual's termination of services with the Company and certain affiliates and related entities of the Company. Generally, unpaid deferred amounts will accrue interest at a rate that is equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. or at such other rate as determined by the Committee.

     The Annual Plan provides that the amount of any award made by the Committee with respect to any year to a "Covered Officer" (as defined in the Annual Plan) will be equal to a specified percentage of "Net Cash Provided by Operating Activities" (as defined in the Annual Plan) for such year, although the Committee retains the discretion to reduce or eliminate the amount of any
such award to any "Covered Officer".   The definition of "Covered Officer"
provided in the Annual Plan is intended generally to include all "covered employees" as defined in Section 162(m) of the Code. See " -- Certain Federal Income Tax Consequences", below.

     The Annual Plan provides as a guideline that the aggregate amount of all awards granted for any particular calendar year should not exceed 2 1/2% of "Net Cash Provided by Operating Activities" for such year (the "Plan Funding Amount"). For awards relating to 1995, the Plan Funding Amount will be determined with respect to that portion of Net Cash Provided by Operating Activities for such year that is earned subsequent to the Distribution. The Annual Plan also limits the maximum annual aggregate amount of possible awards to "Covered Officers" made under the Annual Plan to the Plan Funding Amount. The Plan Funding Amount is allocated among "Covered Officers" as follows: the Chief Executive Officer -- 35%; the Chief Operating Officer -- 20%; the Chief Financial Officer -- 20%; the Chief Investment Officer -- 15% and the Vice Chairman of the Board or, if there is no such individual, any other Covered Officer -- 10%; however, the Committee has the discretion to reduce or eliminate all or any portion of such awards to "Covered Officers".

     No awards will be made with respect to any calendar year if the average of the "Return on Investment" (as defined in the Annual Plan) for such year and each of the four preceding calendar years, after giving effect to any amounts awarded or credited with respect to such prior years and the amounts that would have been so awarded or credited in such year, is less than 6%.

     The Annual Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. No such amendment or termination is permitted, however, to affect adversely any awards previously made to a participant and deferred by such participant pursuant to the Annual Plan.

     The adoption of the Annual Plan, as proposed, does not preclude the Company from adopting or continuing in effect other compensation arrangements, which may be either generally applicable or applicable only in specific cases.

     Certain Federal Income Tax Consequences. Amounts received by participants are required to be recognized as ordinary income by such participants (subject to withholding), and the Company is generally entitled to a corresponding deduction at that time; however, Section 162(m) of the Code limits tax deductions for executive compensation under certain circumstances. The deduction restrictions relate to the compensation of "covered employees" as defined in Section 162(m), which are the chief executive officer and the four other highest paid executive officers of the Company for the previous fiscal year. Under Section 162(m), certain performance-based compensation will be tax deductible without regard to the limitation imposed by Section 162(m) if the compensation is paid upon the achievement of preestablished performance goals and the material terms of the arrangements are approved by stockholders of the taxpaying corporation.

     The Board of Directors of the Company believes that the Annual Plan is structured such that amounts paid thereunder should qualify as performance-based compensation for purposes of Section 162(m) and thus will be fully deductible.

     The Annual Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     The following table sets forth information about the approximate benefits or amounts under the Annual Plan, as proposed to be approved, that would have been allocated with respect to 1994 to (i) each of the Named Executive Officers, (ii) all Executive Officers as a group, (iii) all Directors who are not Executive Officers as a group and (iv) all persons other than the Executive Officers who are anticipated to be the participants in the Annual Plan immediately after the Distribution as a group (which includes all Employees and all Non-Executive Officers) if the Annual Plan, as proposed to be approved, had been in effect in 1994.

                               New Plan Benefits
                         Company Annual Incentive Plan

                                             Dollar Value ($)  Number of Units
Name and Position                                 (a)                (b)
- -----------------                            ----------------- --------------

James R. Moffett, Chairman of the Board
  and Chief Executive Officer                     $2,941,811             0
Rene L. Latiolais, Vice Chairman of the Board     $  840,518             0
George A. Mealey, President and Chief
  Operating Officer                               $1,681,035             0
Richard C. Adkerson, Executive Vice President
  and Chief Financial Officer                     $1,681,035             0
Charles W. Goodyear, Senior Vice President and
  Chief Investment Officer                        $1,260,776             0
Executive Group                                          (c)             0
Non-Executive Officer Director Group(d)                   0              0
Non-Executive Officer Employee Group                     (c)             0


(a) The amounts of awards that may be granted under the Annual Plan in 1995 will be determined by reference to "Net Cash Provided by Operating Activities" for 1995 and are thus not determinable at this time. The amounts set forth in this column of this table are the approximate maximum amounts of awards that would have been allocated with respect to 1994 if the Annual Plan had been in effect in 1994 and if the Committee had determined to award the maximum amount possible under the Annual Plan to each of the "Covered Officers" as defined therein.

(b)   No units will be awarded under the Annual Plan.

(c) The members of the referenced group are subject to change and the amounts of awards that may be granted to persons other than "Covered Officers" are not precisely specified in the Annual Plan; thus these benefits or amounts for the referenced group are not determinable.

(d) The Directors who are not Executive Officers are not eligible to participate in the Annual Plan.

     This Proposal requires the approval of a majority of the Class A Common Shares and the Class B Common Shares, voting as a single class. The Board of Directors of the Company unanimously recommends that the holders of the Class A Common Shares approve the Company Annual Plan.

        PROPOSAL FOR COMPANY 1995 LONG-TERM PERFORMANCE INCENTIVE PLAN

     The Company is hereby seeking stockholder approval of the Freeport-McMoRan Copper & Gold Inc. 1995 Long-Term Performance Incentive Plan (the "Long-Term Plan"). The following summary of such plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Annex VI.

     The purpose of the Long-Term Plan is to provide incentive awards based on long-term performance for senior executives of the Company whose performance in fulfilling the responsibilities of their positions can have a major impact on the Company's profitability and future growth.

     Officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) are eligible to be granted performance awards. In addition, holders of performance awards under the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan will be eligible to receive transition awards of performance units described below. It is estimated that approximately 7,750 persons will be eligible to receive performance awards; however, it is anticipated that only about thirty persons will participate in the Long-Term Plan. Performance awards will be made by the Committee, which will consist of not fewer than two members of the Board of Directors of the Company, each of whom is expected to qualify as an "outside director" for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code. See "Proposal for Company Annual Incentive Plan -- Certain Federal Income Tax Consequences", above. A participant may hold more than one outstanding performance award at any time.

     A performance award consists of a number of performance units, which are credited to a performance award account. Each such account is credited, as of December 31 of each year, with an amount equal to the "Annual Earnings Per Share" or "Net Loss Per Share", as defined in the Long-Term Plan, of the Company's Common Shares for each performance unit then credited to such
account.   With respect to 1995, credits will relate only to Company earnings after the Distribution. With respect to any performance award account established in connection with any performance award granted after December 31, 1995, the balance in the account is paid to the participant in cash as soon as practicable after December 31 of the third year following the date of grant, unless the participant's employment or service with the Company or a "Related Entity", as defined in the Long-Term Plan to include Freeport-McMoRan and certain of its affiliates or former affiliates, terminates prior to that date.

     Special rules apply to the duration of the performance period applicable to performance units covered by grants during calendar year 1995. As indicated below, the number of performance units covered by the performance award granted to each "Covered Officer" (as defined in the Long-Term Plan) during calendar year 1995 will exceed the number of performance units available for award to such individual in later years. Conversely, as set forth in Schedule A to Annex VI attached hereto ("Schedule A"), the performance periods applicable to such excess performance units have been shortened. The corresponding balance in each performance award account attributable to each series of such excess performance units will be paid to the participant in cash as soon as practicable after the applicable "Award Valuation Date" set forth in Schedule A, unless the participant's employment or service with the Company or a Related Entity terminates prior to the applicable date. Transition awards similar to those awards described in Schedule A for "Covered Officers" may be granted to all holders of Freeport-McMoRan performance awards under the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan on the date of the Distribution in adjustment of such Freeport-McMoRan awards.

     If a participant's employment with the Company or a Related Entity terminates or if a participant ceases to provide services to the Company or a Related Entity prior to December 31 of the third year following the date of grant (or, if earlier, the last day of the applicable performance period for performance units granted during calendar year 1995) for any reason other than death, disability or retirement (and other than within two years of a change in control of the Company), the balances in such participant's performance award accounts are forfeited. If such termination or cessation is as a result of an event other than a "Discharge for Cause", as defined in the Long-Term Plan, the Committee has, however, the discretion to determine that, as a result of special mitigating circumstances, no forfeiture will occur. If such termination of employment or cessation of services is by virtue of death, disability or retirement, or is within two years following a change in control, performance award account balances will be paid to such participant as soon as practicable after December 31 of the year in which such termination or cessation occurs. In addition, notwithstanding the foregoing, the Committee may pay a supplemental amount to a former participant, determined as if the term of a performance period applicable to any portion of a performance award of such former participant had been extended for up to an additional three years after the date of termination of such participant's employment with the Company or a Related Entity or after the date such participant ceased to provide services to the Company, its subsidiaries or a Related Entity.

     Under the Long-Term Plan, the Committee may suspend the making of any or all credits that would otherwise have been made to performance award accounts belonging to all or certain participants. The Committee may determine that account balances will bear interest during any such suspension period.

     A participant may elect to defer for up to ten years the payment of all or a portion of any amount to which he has become entitled. Unpaid deferred amounts will accrue interest at a rate that is equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. or at such other rate as determined by the Committee.

     The number of performance units outstanding at any time under the Long-Term Plan may not exceed 3,000,000, subject to adjustment as described below. Performance units that have been forfeited, or in respect of which payment has been made or deferred, as provided in the Long-Term Plan, are no longer considered to be outstanding under the Long-Term Plan and may be re-granted. No performance awards may be granted under the Long-Term Plan after December 31, 1999.

     The Long-Term Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. No such amendment or termination is permitted, however, to affect adversely the amounts credited to the performance award account of a participant with respect to performance awards previously made to such participant.

     The adoption of the Long-Term Plan, as proposed, does not preclude the Company from adopting or continuing in effect other compensation arrangements, which may be either generally applicable or applicable only in specific cases.

     The Long-Term Plan provides that the Committee will, from time to time in its sole discretion, determine which officers and employees will be granted performance awards under the Long-Term Plan and the number of performance units covered by such performance awards; however, with respect to any performance award made by the Committee in any year to a "Covered Officer" (as defined in the Long-Term Plan), the Long-Term Plan specifies the number of performance units to be covered by such performance award in any such year. With respect to performance awards granted to "Covered Officers" after December 31, 1995, such specified annual numbers are, respectively, 110,000 for the Chief Executive Officer, 65,000 for the Chief Operating Officer, 35,000 for the Vice Chairman of the Board and 30,000 for any other "Covered Officer" of the Company. The definition of "Covered Officer" provided in the Long-Term Plan is intended generally to include all "covered employees" as defined in Section 162(m). See "Proposal for Company Annual Incentive Plan -- Certain Federal Income Tax Consequences" above.

     With respect to performance awards granted to "Covered Officers" during 1995, the number of performance units covered by such performance awards will consist of several series of transition performance units, which in the aggregate will be 400,000 for the Chief Executive Officer, 160,000 for the Chief Operating Officer, 230,000 for the Vice Chairman of the Board, and 120,000 for each other "Covered Officer", subject to adjustment as described below. The "Award Valuation Dates" applicable to the various series of transition awards are set forth in Schedule A to Annex VI.

     The Long-Term Plan provides that, upon effectiveness of the Plan, the number of performance units to be granted as transition awards, as well as the number of performance units available for grant under the Long-Term Plan, will be adjusted to reflect the ratio of the average number of Common Shares outstanding immediately after the Distribution to the average number of shares of common stock of Freeport-McMoRan outstanding immediately prior to the Distribution.

     The Long-Term Plan permits the Committee to make adjustments to "Net Income", "Annual Earnings Per Share" or "Net Loss Per Share" (as such terms are defined in the Long-Term Plan) as it deems appropriate in its judgment when making credits or payments in respect of performance awards under the Long-Term Plan. The Committee is prohibited, however, from making such adjustments to payments with respect to performance awards of, or credits to performance award accounts of, any "Covered Officers", if the effect of any such adjustment would be to increase the amount credited or paid to a "Covered Officer" under the Plan.

     "Annual Earnings Per Share" with respect to any year is defined, for purposes of the Long-Term Plan, as the result obtained by dividing net income (or net loss) of the Company and its consolidated subsidiaries for such year as well as the minority interests' share in the net income or net loss of the Company's consolidated subsidiaries for such year by the average number of issued and outstanding Common Shares during such year.

     The Board of Directors of the Company believes that the Long-Term Plan is structured such that amounts paid thereunder should qualify as performance-based compensation for purposes of Section 162(m) of the Code and
thus will be fully deductible.   See "Proposal for Company Annual Incentive
Plan -- Certain Federal Income Tax Consequences", above. The Long-Term Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     The following table sets forth information about the benefits or amounts under the Long-Term Plan, as proposed to be approved, that would have been received with respect to 1994 by or allocated with respect to 1994 to (i) each of the Named Executive Officers, (ii) all Executive Officers as a group, (iii) all Directors who are not Executive Officers as a group and (iv) all persons other than the Executive Officers who are anticipated to be the participants in the Long-Term Plan immediately after the Distribution as a group (which includes all Employees and all Non-Executive Officers) if the Long-Term Plan, as proposed to be approved, had been in effect in 1994.

                               New Plan Benefits
               Company 1995 Long-Term Performance Incentive Plan

                                               Dollar Value($) Number of Units
Name and Position                                     (a)           (b)
- -----------------                              -------------------------------

James R. Moffett, Chairman of the
  Board and Chief Executive Officer                   (a)         110,000
Rene L. Latiolais, Vice Chairman of the Board         (a)          35,000
George A. Mealey, President and
  Chief Operating Officer                             (a)          65,000
Richard C. Adkerson, Executive Vice President and
  Chief Financial Officer                             (a)          30,000
Charles W. Goodyear, Senior Vice President and Chief
  Investment Officer                                  (a)          30,000
Executive Group                                       (a)              (c)
Non-Executive Officer Director Group(d)                0                0
Non-Executive Officer Employee Group                  (a)              (c)


(a) The amounts of payments that may be made with respect to performance awards that may be granted under the Long-Term Plan in 1995 will be determined by reference to "Annual Earnings Per Share" or "Net Loss Per Share" for 1995, 1996, 1997, and 1998 and are thus not determinable at this time. Similarly, the amounts of payments that would be made with respect to performance awards that would have been granted in 1994 if the Long-Term Plan had been in effect in 1994 would be determined by reference to "Annual Earnings Per Share" or "Net Loss Per Share" for 1994, 1995, 1996 and 1997 and would thus not be determinable at this time.

(b) The numbers of units set forth in this column of this table are the maximum numbers of performance units that would have been granted in 1994 in accordance with the terms of the Long-Term Plan if the Committee had awarded in 1994 the maximum number of performance units possible under the Long-Term Plan to each of the "Covered Officers" as defined therein in any year other than 1995, exclusive of the adjustment indicated above to reflect the ratio of the average number of Common Shares outstanding in 1995 to the average number of shares of common stock of Freeport-McMoRan outstanding in 1994. As indicated above, several series of "transition awards" may be granted with respect to 1995 only.

(c) The members of the referenced group are subject to change and the amounts of performance units that may be granted to persons other than "Covered Officers" are not precisely specified in the Long-Term Plan; thus these benefits or amounts for the referenced group are not determinable.

(d) The Directors who are not Executive Officers are not eligible to participate in the Long-Term Plan.

     This proposal requires the approval of a majority of the Class A Common Shares and the Class B Common Shares, voting as a single class. The Board of Directors of the Company unanimously recommends that the holders of the Class A Common Shares approve the Company Long-Term Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT Stock Ownership of Directors and Executive Officers

     According to information furnished by each of the individuals who will serve as Directors or Executive Officers of the Company (including an officer of PT-FI who is deemed by the Company to be an executive officer of the Company for purposes of federal securities laws) following the Distribution, the number of Class A Common Shares and shares of Freeport-McMoRan Shares beneficially owned by each of them as of December 31, 1994, was as follows:

                                                               Number of
                                        Number of Class A      Freeport-
                                          Common Shares      McMoRan Shares
                                         Beneficially         Beneficially
Name of Individual or Identity of Group    Owned (a)            Owned(a)
- --------------------------------------- -----------------    --------------

Richard C. Adkerson                          5,503 (b)      289,170 (b)(c)(d)
Robert W. Bruce III                         23,820 (c)(e)   635,198 (c)(e)
Thomas B. Coleman                           14,557 (c)(f)    75,174 (c)(f)
William H. Cunningham                        1,756 (c)       46,982 (c)
Robert A. Day                              373,873 (c)(g)    50,922 (c)(g)
Leland O. Erdahl                            11,605 (h)            0
Charles W. Goodyear                              0 (i)      284,893 (c)(d)(i)
William B. Harrison, Jr.                       250 (c)(j)     6,700 (c)(j)
Henry A. Kissinger                           1,503 (c)       40,086 (c)
Bobby Lee Lackey                             1,798 (c)(k)    48,203 (c)(k)
Rene L. Latiolais                           10,372          640,893 (c)(d)
Gabrielle K. McDonald                            3              260
George A. Mealey                            16,594          388,543 (c)(d)
James R. Moffett                            95,302 (l)    3,551,945 (c)(d)(l)
George Putnam                            3,018,456 (c)(m) 2,191,516 (c)(m)
B.M. Rankin, Jr.                            77,365 (c)(n)   943,508 (c)(n)
Benno C. Schmidt                            27,349 (c)      729,562 (c)
Wolfgang F. Siegel                               0                0
Elwin E. Smith                           36,799 (o)             934
Eiji Umene                                    0                   0
J. Taylor Wharton                         4,250 (c)(p)       35,341 (c)(p)
Ward W. Woods, Jr.                        3,967 (c)         105,942 (c)(q)
27 Directors and Executive Officers
   as a group, including those persons
   named above                          3,805,769 (r)    10,821,020 (r)


(a) Except as otherwise noted, the individuals referred to have sole voting and investment power with respect to such Shares. With the exceptions of Mr. Moffett (who beneficially owns 2.6% of the outstanding Freeport-McMoRan Shares) and Mr. Putnam (who beneficially owns 4.6% of the outstanding Class A Common Shares and 1.6% of the outstanding Freeport-McMoRan Shares), each of the individuals referred to holds less than 1% of the outstanding Class A Common Shares and Freeport-McMoRan Shares, respectively. Mr. Goodyear owns 2,000 Depositary Shares representing Silver-Denominated Preferred Shares.

(b) Includes 5,503 Class A Common Shares held in trust for the benefit of Mr. Adkerson, 776 Freeport-McMoRan Shares that may be acquired upon the conversion of 6.55% Convertible Subordinated Notes due January 15, 2001 of Freeport-McMoRan ("Freeport-McMoRan Notes") held in trust for the benefit of Mr. Adkerson and 2,884 Freeport-McMoRan Shares that may be acquired upon the conversion of Zero Coupon Convertible Subordinated Debentures due 2006 of Freeport-McMoRan ("Freeport-McMoRan Debentures") held in trust for the benefit of Mr. Adkerson.

(c) Includes Class A Common Shares and Freeport-McMoRan Shares that could be acquired within sixty days after December 31, 1994, upon the exercise of options granted pursuant to Freeport-McMoRan stock option plans, as follows: Mr. Adkerson, 282,087 Freeport-McMoRan Shares; Mr. Bruce, 945 Class A Common Shares and 25,198 Freeport-McMoRan Shares; Mr. Coleman, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; Mr. Cunningham, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; Mr. Day, 1,512 Class A Common Shares and 40,414 Freeport-McMoRan Shares; Mr. Goodyear, 282,087 Freeport-McMoRan Shares; Mr. Harrison, 94 Class A Common Shares and 2,500 Freeport-McMoRan Shares; Mr. Kissinger, 1,323 Class A Common Shares and 35,286 Freeport-McMoRan Shares; Mr. Lackey, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; Mr. Latiolais, 454,898 Freeport-McMoRan Shares; Mr. Mealey, 362,729 Freeport-McMoRan Shares; Mr. Moffett, 2,016,805 Freeport-McMoRan Shares; Mr. Putnam, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; Mr. Rankin, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; Mr. Schmidt, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; Mr. Wharton, 94 Class A Common Shares and 2,500 Freeport-McMoRan Shares; Mr. Woods, 1,702 Class A Common Shares and 45,542 Freeport-McMoRan Shares; all Directors and Executive Officers as a group (22 persons), 15,882 Class A Common Shares and 4,406,411 Freeport-McMoRan Shares.

(d) Includes Freeport-McMoRan Shares held by the trustee under the Freeport-McMoRan Employee Capital Accumulation Program, as follows: Mr. Adkerson, 3,423 Freeport-McMoRan Shares; Mr. Goodyear, 2,742 Freeport-McMoRan Shares; Mr. Latiolais, 16,022 Freeport-McMoRan Shares; Mr. Mealey, 9,914 Freeport-McMoRan Shares; Mr. Moffett, 23,742 Freeport-McMoRan Shares; all Directors and Executive Officers as a group (8 persons), 85,373 Freeport-McMoRan Shares.

(e) Includes 22,500 Class A Common Shares and 600,000 Freeport-McMoRan Shares held by a limited partnership with respect to which Mr. Bruce has shared voting and investment power.

(f) Includes 12,786 Class A Common Shares and 27,762 Freeport-McMoRan Shares held by three trusts established for the benefit of Mr. Coleman's three daughters with respect to which Mr. Coleman holds sole voting and investment power but with respect to which he disclaims beneficial ownership.

(g) Includes 180 Class A Common Shares and 5,400 Freeport-McMoRan Shares held by accounts and funds managed by affiliates of a corporation of which Mr. Day is the chief executive officer and in which he is a stockholder. Mr. Day has shared voting and investment power with respect to such Shares but disclaims beneficial ownership thereof. Includes 371,992
      Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares held by accounts and funds managed by affiliates of such corporation with respect to which Mr. Day holds shared voting and investment power but with respect to which he disclaims beneficial ownership thereof. Mr. Day is a beneficiary of a trust that holds 22,500 Class A Common Shares and 600,000 Freeport-McMoRan Shares. Mr. Day has no voting or investment power with respect to such Shares and disclaims beneficial ownership thereof.

(h) Includes a total of 1,100 Class A Common Shares and a total of 2,505 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares held in retirement accounts for the benefit of Mr. Erdahl.

(i) See note (a) above. Includes 64 Freeport-McMoRan Shares held in a retirement trust for the benefit of Mr. Goodyear.

(j) Includes 45 Class A Common Shares and 1,200 Freeport-McMoRan Shares owned by Mr. Harrison's wife.

(k) Includes 51 Class A Common Shares and 1,434 Freeport-McMoRan Shares held in a retirement trust for the benefit of Mr. Lackey and 383
      Freeport-McMoRan Shares held for the benefit of Mr. Lackey by the custodian under the Freeport-McMoRan Automatic Stock Purchase Plan.

(l) Includes a total of 30,149 Class A Common Shares and 85,140 Freeport-McMoRan Shares held for the benefit of two trusts created by Mr. Moffett for the benefit of his two children, who are adults. An Executive Officer and another individual, as co-trustees of the two trusts, have sole voting and investment power with respect to such Shares held for the benefit of such trusts but have no beneficial interest therein. Mr. Moffett and such Executive Officer disclaim beneficial ownership of such Shares held for the benefit of such trusts. Includes a total of 21,959 Class A Common Shares and 214,648 Freeport-McMoRan Shares held for the benefit of a trust with respect to which Mr. Moffett and an Executive Officer, as co-trustees of such trust, have sole voting and investment power but have no beneficial interest therein. Mr. Moffett and such Executive Officer disclaim beneficial ownership of such Shares held for the benefit of such trust. Includes a total of 675 Class A Common Shares and 88,000 Freeport-McMoRan Shares held for the benefit of a trust created by Mr. Moffett for the benefit of an educational fund and his two children, who are adults. An Executive Officer and another individual, as co-trustees of such trust, have sole voting and investment power with respect to such Freeport-McMoRan Shares held for the benefit of such trust but have no beneficial interest therein. Mr. Moffett and such Executive Officer disclaim beneficial ownership of such Freeport-McMoRan Shares held for the benefit of such trust.

(m) Includes 2,045,810 Class A Common Shares and 1,573,400 Freeport-McMoRan Shares held by mutual funds with respect to which Mr. Putnam holds shared voting and investment power but with respect to which he
      disclaims beneficial ownership.   Includes 970,270 Class A Common Shares
      that may be acquired upon the conversion of Step-Up Preferred Shares, 389,429 Freeport-McMoRan Shares that may be acquired upon the conversion of $4.375 Convertible Exchangeable Preferred Stock of Freeport-McMoRan ("Freeport-McMoRan Preferred Stock"), and 164,407 Freeport-McMoRan Shares that may be acquired upon the conversion of Freeport-McMoRan Debentures held by such mutual funds with respect to which Mr. Putnam holds shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 120 Class A Common Shares and 3,230 Freeport-McMoRan Shares held by a charitable trust with respect to which Mr. Putnam holds as co-trustee shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 50 Class A Common Shares and 2,000 Freeport-McMoRan Shares held by a trust with respect to which Mr. Putnam holds as trustee sole voting and investment power.

(n) Includes 3,340 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares. Includes 45,062 Class A Common Shares and 346,992 Freeport-McMoRan Shares with respect to which Shares Mr. Rankin has under a power of attorney sole voting and investment power but with respect to which he disclaims beneficial ownership. Includes 6,680 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares with respect to which Mr. Rankin has under powers of attorney sole voting and investment power but with respect to which he disclaims beneficial ownership.

(o) Includes 21,200 Class A Common Shares held for the benefit of a trust of which Mr. Smith is the sole beneficiary. Also includes 1,670 Class A Common Shares that may be acquired upon the conversion of Step-Up Preferred Shares and 4,696 Class A Common Shares that may be acquired upon the conversion of Special Preference Shares held in such trust. As the trustee of such trust, Mr. Smith has sole voting and investment power with respect to such Shares held for the benefit of such trust.

(p) Includes 420 Class A Common Shares held in a retirement trust for the benefit of Mr. Wharton, 2,853 Class A Common Shares and 9,130 Freeport-McMoRan Shares held by Mr. Wharton's wife, 160 Class A Common Shares held in a retirement trust for the benefit of Mr. Wharton's wife, and a total of 249 Class A Common Shares and 4,736 Freeport-McMoRan Shares held by Mr. Wharton as custodian for his daughters. Includes Freeport-McMoRan Shares held by the custodian under the Freeport-McMoRan Automatic Stock Purchase Plan as follows: 4,393 Freeport-McMoRan Shares for the benefit of Mr. Wharton, 3,591 Freeport-McMoRan Shares for the benefit of Mr. Wharton's wife, and a total of 2,047 Freeport-McMoRan Shares for the benefit of Mr. Wharton as custodian for his daughters.

(q) Includes 17,500 Freeport-McMoRan Shares held by a charitable foundation with respect to which Mr. Woods holds shared voting and investment power but with respect to which he disclaims beneficial ownership.

(r) See notes (b) through (q) above. Includes 8,474 Class A Common Shares and 1,516 Freeport-McMoRan Shares held in trust for the benefit of one of the Executive Officers, a total of 2,183 Class A Common Shares and 92 Freeport-McMoRan Shares held by or in trust for the benefit of the spouse of such Executive Officer as to which beneficial ownership is disclaimed, and a total of 14,544 Class A Common Shares and 2,300 Freeport-McMoRan Shares held by such Executive Officer as custodian as
      to which beneficial ownership is disclaimed.   These total numbers
      represent approximately 5.7% of the outstanding Class A Common Shares and approximately 7.6% of the outstanding Freeport-McMoRan Shares, respectively.


Stock Ownership of Certain Beneficial Owners

     According to information furnished by the person known to the Company to be a beneficial owner of more than 5% of the Class A Common Shares, the number of Class A Common Shares beneficially owned by such person as of December 31, 1994, was as follows:


                                       Number of Class A
                                         Common Shares
                                         Beneficially     Percent
Name and Address of Person                   Owned       of Class
- --------------------------             ----------------  ---------
    J.P. Morgan & Co. Incorporated
    60 Wall Street
    New York, New York 10260             9,416,864(a)      14.2%


    (a) J.P. Morgan & Co. Incorporated has sole voting power as to 5,062,425 of such Class A Common Shares, shared voting power as to 8,738 of such Class A Common Shares, sole investment power as to 9,328,766 of such Class A Common Shares, and shared investment power as to 88,098 of such Class A Common Shares. Of such 9,416,864 Class A Common Shares, 367,560 may be acquired upon the conversion of Special Preference Shares and 614,142 may be acquired upon the conversion of Step-Up Preferred Shares.

     As of February 1, 1995, all 139,980,763 Class B Common Shares and 836,700 Class A Common Shares were owned by Freeport-McMoRan. Thus, as of February 1, 1995, Freeport-McMoRan, which has its principal executive offices at 1615 Poydras Street, New Orleans, Louisiana 70112, owned directly 140,817,463, or approximately 68%, of all the outstanding Common Shares. Freeport-McMoRan has sole voting and investment power with respect to all the Common Shares held of record by it.

     No person is known by the Company to be a beneficial owner of more than 5% of any other equity security of the Company.

Compliance with the Securities Exchange Act of 1934

     According to (i) the Forms 3 and 4 and any amendments thereto filed pursuant to Section 16(a) of the Exchange Act ("Section 16") and furnished to the Company during 1994 by persons subject to Section 16 at any time during 1994 with respect to securities of the Company ("Company Section 16 Insiders"), (ii) the Forms 5 with respect to 1994 and any amendments thereto filed pursuant to Section 16 and furnished to the Company by Company Section 16 Insiders and (iii) the written representations from Company Section 16 Insiders that no Form 5 with respect to the securities of the Company was required to be filed by such Company Section 16 Insider, respectively, with respect to 1994, no Company Section 16 Insider failed to file altogether or timely any Forms 3, 4 or 5 required by Section 16 with respect to the securities of the Company or to disclose on such Forms transactions required to be reported thereon.

     As a consequence of the voting rights conferred upon the Preferred Shares pursuant to the Merger, persons who beneficially own the Preferred Shares after the Merger may be subject to certain disclosure requirements and trading limitations under the Exchange Act. Beneficial owners of more than 5% of the Preferred Shares will be subject to the disclosure requirements and other provisions of Section 13 of the Exchange Act and the rules promulgated thereunder with respect to such Preferred Shares. Beneficial owners of more than 10% of the Preferred Shares will be subject to the disclosure requirements, trading limitations and other provisions of Section 16 of the Exchange Act and the rules promulgated thereunder with respect to such Preferred Shares. Holders of Preferred Shares who may beneficially own more than 5% of the Preferred Shares after the Merger should consult their legal advisor to determine whether and the extent to which such Exchange Act provisions may apply.

Freeport-McMoRan Stock Ownership of Certain of its Beneficial Owners

     Upon the Distribution, Freeport-McMoRan will distribute all the Class B Common Shares to the holders of Freeport-McMoRan Shares on a pro-rata basis. According to the most recent information furnished by each of the persons known to the Company to be a beneficial owner of more than 5% of Freeport-McMoRan Shares, the number of Freeport-McMoRan Shares beneficially owned by each of them was as follows:


                                           Number of
                                           Freeport-
                                        McMoRan Shares
                                         Beneficially     Percent
Name and Address of Person                   Owned       of Class
- --------------------------              --------------   --------

    Oppenheimer Group, Inc.
    Oppenheimer Tower
    World Financial Center
    New York, New York 10281               24,600,880(a)   17.9%

    The Capital Group, Inc.
    333 South Hope Street
    Los Angeles, California 90071          13,365,490(b)    9.6%


    (a) Oppenheimer Group, Inc. has, indirectly through subsidiaries, shared voting and investment power as to all 24,600,880 Freeport-McMoRan Shares. Oppenheimer Group, Inc. disclaims beneficial ownership of all 24,600,880 Freeport-McMoRan Shares.

    (b) The Capital Group, Inc. has, indirectly through five subsidiaries, sole voting power as to 6,108,580 of such Freeport-McMoRan Shares and sole investment power as to all 13,365,490 Freeport-McMoRan Shares. Of such 13,365,490 Freeport-McMoRan Shares, 849,220 may be acquired upon the conversion of Freeport-McMoRan Preferred Stock, 393,400 may be acquired upon the conversion of Freeport-McMoRan Notes, and 517,840 may be acquired upon the conversion of Freeport-McMoRan Debentures. The Capital Group, Inc. disclaims beneficial ownership of all 13,365,490 Freeport-McMoRan Shares.


                          INCORPORATION BY REFERENCE

     This Consent Solicitation Statement incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994, the Company's Current Reports on Form 8-K dated January 7, 1994 (as amended by the Company's Form 8-K/A dated April 6, 1994), January 12, 1994, March 2, 1994 (as amended by the Company's Form 8-K/A dated April 6, 1994) and September 29, 1994, as filed by the Company with the Commission under the Exchange Act. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and prior to the Merger shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information appearing in this Consent Solicitation Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

     Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company, 1615 Poydras Street, New Orleans, Louisiana 70112 (telephone (504) 582-4000), attention: Michael C. Kilanowski, Jr., Secretary.

                             STOCKHOLDER PROPOSALS

     The time period has already expired for submission by the Company's stockholders of proposals for inclusion in proxy material for the Company's 1995 Annual Meeting of Stockholders (the "1995 Proxy Material"). The 1995 Proxy Materials will contain information describing the appropriate procedures and deadlines for submission of proposals by stockholders of the Company for inclusion in proxy materials for the Company's 1996 Annual Meeting of Stockholders.

     Stockholders are urged to forward their consents without delay. A prompt response will be greatly appreciated.




                    FREEPORT-McMoRan COPPER & GOLD INC.

                   CONSENT TO THE PROPOSALS SOLICITED BY
                    FREEPORT-McMoRan COPPER & GOLD INC.

               The undersigned hereby consents or withholds consent as specified on the reverse side of the approval to the Proposals made by Freeport-McMoRan Copper & Gold Inc. (the "Company") as described in the Consent Solicitation Statement dated February 7, 1995.

               Please be certain to indicate on the reverse side whether you wish to consent or withhold consent.

               If this card is executed but no choice is indicated for a Proposal, you will be deemed to have consented to such Proposal.

               The Consent Solicitation Statement contains important information regarding the Proposals. The Board of Directors of the Company therefore recommends that you do not execute this consent unless you have received and read a copy of the Consent Solicitation Statement.

               This consent is solicited on behalf of the Board of Directors of Freeport-McMoRan Copper & Gold Inc.

               (Continued and to be signed on the reverse side)


         (1)   MERGER PROPOSAL

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


         (2)   PROPOSAL TO REDUCE VULNERABILITY TO TAKEOVER

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


         (3)   PROPOSAL FOR ADJUSTED STOCK AWARD PLAN

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


         (4)   PROPOSAL FOR 1995 STOCK OPTION PLAN

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


         (5)   PROPOSAL FOR 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


         (6)   PROPOSAL FOR ANNUAL INCENTIVE PLAN

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


         (7)   PROPOSAL FOR 1995 LONG-TERM PERFORMANCE INCENTIVE PLAN

               [ ]   CONSENT

               [ ]   WITHHOLD CONSENT


                                       Please sign your name exactly as
                                       it appears hereon.  If signing for
                                       estates, trusts or corporations,
                                       title or capacity should be stated.
                                       If shares are held jointly, each
                                       holder should sign.


                                                   CONSENT CARD

                                        Please sign, date and return this
                                       consent using the enclosed envelope.


                                        Date:________________________, 1995

                                        ___________________________________

                                        ___________________________________
                                                   Signature(s)

                                        ___________________________________

                                        ___________________________________
                                             Please print name(s) here



"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"